As filed with the Securities and Exchange Commission on February 19, 2026

Registration No. 333-289101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUGET SOUND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington	91-0374630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

355 110th Ave NE Bellevue,

Washington 98004

(425) 454-6363

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lorna Luebbe

Senior Vice President, General Counsel and Chief Sustainability Officer

Puget Sound Energy, Inc.

355 110th Ave NE

Bellevue, Washington 98004

(425) 454-6363

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew Moore

Perkins Coie LLP

1301 Second Avenue, Suite 4200

Seattle, Washington 98101-3804

(206) 359-8000

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Amendment No.  1”) to the Registration Statement on Form S-3ASR (File No. 333-289101), filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2025 (the “Registration Statement”), of Puget Sound Energy, Inc. (the “Company”), is being filed in order to (1) update the prospectus that forms a part of the Registration Statement to describe the material terms of (a) an Indenture of Mortgage - Electric, dated as of November 13, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Electric Mortgage Trustee”), as amended by the First Supplemental Indenture, dated as of December 16, 2025, to Indenture of Mortgage - Electric, dated as of November 13, 2025, between the Company and the Electric Mortgage Trustee, and (b) an Indenture of Mortgage - Gas, dated as of November 13, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Gas Mortgage Trustee”), as amended by the First Supplemental Indenture, dated as of December 16, 2025, to Indenture of Mortgage - Gas, dated as of November 13, 2025, between the Company and the Gas Mortgage Trustee, and (2) amend and restate the exhibits filed as part of the Registration Statement under Item 16 of the Registration Statement to file additional exhibits to the Registration Statement and to remove obsolete exhibits previously filed with the Registration Statement. This Amendment No. 1 shall become effective immediately upon filing with the SEC.

PROSPECTUS

Puget Sound Energy, Inc.

SENIOR NOTES

Puget Sound Energy, Inc. may offer from time to time, on one or more occasions, secured senior notes (the “Senior Notes”). The amount, price and terms will be determined at or prior to the time of sale.

Each time we offer any of these securities, we will set forth the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplement or supplements also will set forth the names of any underwriters, dealers or agents involved in the offering of the securities, the compensation of these parties and any other special terms of the offering and sale. You should read carefully this prospectus and the accompanying prospectus supplement or supplements before you invest.

This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

Our executive office is located at 355 110th Ave NE, Bellevue, Washington 98004, and our mailing address is P.O. Box 97034, Bellevue, Washington 98009-9734. Our telephone number is (425) 454-6363.

Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 19, 2026.

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with information different from or additional to that contained in this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the Senior Notes, and, if given or made, such information or representations must not be relied upon as having been authorized by Puget Sound Energy. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Puget Sound Energy, Inc. since the date of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”), utilizing an automatic “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about Puget Sound Energy, Inc. or the securities described in this prospectus, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement (and any applicable free writing prospectus) when making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Puget Sound Energy,” “we,” “us” and “our” are to Puget Sound Energy, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, in any prospectus supplement and in the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “should,” “will likely result,” “will continue” or the negative of those terms or comparable terminology.

Forward-looking statements reflect our current expectations and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. There can be no assurance that our expectations, beliefs or projections will be achieved or accomplished.

In addition to other factors and matters discussed elsewhere in this prospectus, some important factors that could cause our actual results or outcomes to differ materially from past results and those discussed in the forward-looking statements include:

•

Governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission and the Washington Utilities and Transportation Commission (“Washington Commission”), that may affect our ability to recover costs and earn a reasonable return, including but not limited to disallowance or delays in the recovery of capital investments and operating costs and discretion over allowed return on investment;

•

Changes in, adoption of and compliance with laws, regulations, executive orders, tariffs, trade restrictions, or other governmental policies or actions, including those relating to federal grant programs, and incentives, funding, budgeting or efficiency measures (including any actual or potential reduction in the federal workforce), national security, environmental protection, climate change, greenhouse gas or other emissions, discharges/releases or by-products of electric generation (including coal ash or other substances) or natural gas distribution and sales, natural resources, and fish and wildlife (including the Endangered Species Act and Migratory Bird Treaty Act) as well as the risk of litigation arising from such matters, whether involving public or private claimants or regulatory investigative or enforcement measures;

•

Changes in tax law, related regulations or differing interpretation, or enforcement of applicable law by the Internal Revenue Service or other taxing jurisdiction (including the eligibility and availability of tax credits, and its effects on construction timelines of certain projects); and Puget Sound Energy’s ability to recover costs in a timely manner arising from such changes;

•	Inability to realize deferred tax assets and use tax credits due to insufficient future taxable income;

•

Accidents or natural disasters, such as hurricanes, windstorms, earthquakes, floods, landslides, fires and wildfires (either affecting or caused by Puget Sound Energy’s facilities or infrastructure), extreme weather conditions and other acts of God, terrorism, asset-based or cyber-based attacks, pandemics or similar significant events can delay projects, interrupt service and lead to lost revenue, cause temporary supply disruptions and/or price spikes in the cost of fuel and raw materials, impose extraordinary costs, and subject Puget Sound Energy to liability;

•	Commodity price risks associated with procuring natural gas and power in wholesale markets from creditworthy counterparties;

•

Wholesale market disruption, which may result in a deterioration of market liquidity, increase the risk of counterparty default, affect the regulatory and legislative process in unpredictable ways, negatively affect wholesale energy prices and/or impede Puget Sound Energy’s ability to manage its energy portfolio risks and procure energy supply, affect the availability and access to capital and credit markets and/or impact delivery of energy to Puget Sound Energy from its suppliers;

•

Financial, legal or other difficulties of other energy companies or suppliers and related events, which may affect the regulatory and legislative process in unpredictable ways, adversely affect the availability of and access to capital and credit markets and/or impact delivery of energy to Puget Sound Energy from its suppliers;

•	The effect of wholesale market structures (including, but not limited to, regional market designs or transmission organizations) or other related federal initiatives;

•

Puget Sound Energy electric or natural gas distribution systems failure, blackouts or large curtailments of transmission or distribution systems (whether Puget Sound Energy’s or others’), or failure of the interstate natural gas pipeline delivering to Puget Sound Energy’s system, all of which can affect Puget Sound Energy’s ability to deliver power or natural gas to its customers and generating facilities;

•

Electric plant generation and transmission system outages, which can have an adverse impact on Puget Sound Energy’s expenses with respect to repair costs, added costs to replace energy or higher costs associated with dispatching a more expensive generation resource;

•	The ability to restart generation following a regional transmission disruption;

•	The ability of a natural gas or electric plant to operate as intended;

•

Puget Sound Energy’s resource adequacy needs to meet the Washington Clean Energy Transformation Act and the Washington Climate Commitment Act requirements, through a combination of owned or contracted resources, may significantly increase purchased power and gas costs if pricing pressures and supply constraints on resource acquisitions increase;

•

Changes in climate, weather conditions, or sustained extreme weather events in Puget Sound Energy’s operational territory, which could have effects on customer usage and Puget Sound Energy’s revenue and expenses;

•

Regional or national weather conditions (including conditions and events associated with climate change), wildfires, droughts, earthquakes, and other natural disasters, which could impact Puget Sound Energy’s ability to procure adequate supplies of natural gas, fuel or purchased power to serve its customers and the cost of procuring such supplies;

•	Variable hydrological and wind conditions, which can impact Puget Sound Energy’s ability to generate electricity from hydroelectric and wind facilities, respectively;

•	The ability to renew contracts for electric and natural gas supply and the price and terms of renewal;

•	Industrial, commercial and residential growth and demographic patterns in the service territories of Puget Sound Energy;

•	General economic conditions in the Pacific Northwest, such as inflation, which may impact customer consumption or affect Puget Sound Energy’s accounts receivable;

•

The loss of significant customers, changes in the business of significant customers or the condemnation of Puget Sound Energy’s facilities as a result of municipalization or other government action or negotiated settlement, which may result in changes in demand for Puget Sound Energy’s services;

•

The failure of information systems or the failure to secure information system data, which may impact the operations and cost of Puget Sound Energy’s customer service, generation, distribution and transmission;

•	Opposition and social activism that may hinder Puget Sound Energy’s ability to perform work or construct infrastructure;

•	Capital market conditions, including changes in the availability of capital and interest rate fluctuations;

•

General economic and political conditions, such as the effects of geopolitical tensions related to the ongoing Russia-Ukraine, Middle East and other international conflicts, recessions, tariffs and trade restrictions, fuel prices, international currency fluctuations, sanctions, corruption, political instability, acts of war and local and national elections;

•

Employee workforce factors including strikes; work stoppages; retirements; absences due to pandemics, accidents, natural disasters or other significant, unforeseeable events; and availability of qualified employees or the loss of a key executive;

•	Puget Sound Energy’s ability to attract, retain, and compensate employees while operating within a region of high demand for skilled workers resulting in significant competition and wage pressure;

•	The ability to obtain insurance coverage, the availability of insurance for certain specific losses, including those arising from catastrophic events such as wildfires and the cost of such insurance;

•	Changes in Puget Sound Energy’s credit ratings, which may have an adverse impact on the availability and cost of capital for Puget Sound Energy generally and the ability to pay dividends;

•

Deteriorating values of the equity, fixed income and other markets which could significantly impact the value of investments of Puget Sound Energy’s retirement plan, post-retirement medical benefit plan trusts and the funding of obligations thereunder; and

•

Recent laws enacted, amended or proposed in Washington and other municipalities in Puget Sound Energy’s service territory, which may impact Puget Sound Energy’s operations by, among others: changing system planning; changing existing statutory targets; instituting electrification requirements; or establishing Washington Commission requirements.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. You are also advised to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as the “Risk Factors” in any prospectus supplement accompanying this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We and our parent, Puget Energy, Inc. (“Puget Energy”), each file reports and other information with the SEC. Such material may also be accessed electronically by means of the SEC’s website on the Internet at http://www.sec.gov. Additionally, Puget Sound Energy’s and Puget Energy’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available or may be accessed free of charge at Puget Energy’s website, www.pugetenergy.com. The information on Puget Energy’s website is not incorporated into this prospectus.

In connection with this offering, we have filed with the SEC a Registration Statement on Form S-3 under the Securities Act. As permitted by SEC rules, this prospectus omits certain information included in the Registration Statement. For a more complete understanding of the securities we may offer, you should refer to the Registration Statement, including its exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file separately with it, which means we may disclose important information by referring you to those other documents. The information we incorporate by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC. These documents contain important information about us and our finances.

SEC Filings (File No. 1-4393)	Period/Date
• Annual Report on Form 10-K	Year ended December 31, 2025

The documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information and related exhibits “furnished” to the SEC) after the date of the initial Registration Statement, including any documents filed prior to the date on which the Registration Statement becomes effective, and prior to the termination of all offerings made pursuant to this prospectus are also incorporated by reference into this prospectus.

Security holders can obtain any document incorporated by reference in this prospectus from us without charge (excluding any exhibits to those documents, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge) by requesting it in writing or by telephone from us at:

Treasury Department

Puget Sound Energy, Inc.

P.O. Box 97034

Bellevue, Washington 98009-9734

(425) 454-6363

PUGET SOUND ENERGY, INC.

Puget Sound Energy, Inc. is a public utility incorporated in the state of Washington in 1960 that furnishes electric and natural gas services in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of the state of Washington.

Our executive office is located at 355 110th Ave NE, Bellevue, Washington 98004, and our mailing address is P.O. Box 97034, Bellevue, Washington 98009-9734. Our telephone number is (425) 454-6363.

RISK FACTORS

The purchase of the securities offered by this prospectus involves various risks. In considering whether to purchase the securities offered by this prospectus, you should carefully consider all the information we have included or incorporated by reference in this prospectus and any prospectus supplement. In particular, you should carefully consider each of the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus and those that may be included in the applicable prospectus supplement, together with all the other information included or incorporated by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

As will be more specifically set forth in the applicable prospectus supplement, we will use the net proceeds from the sale of Senior Notes offered hereby for our general corporate purposes, including capital expenditures, working capital and repayment of debt. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in the appropriate prospectus supplement.

DESCRIPTION OF THE SENIOR NOTES

The Senior Notes will be issued under that certain Indenture dated as of December 1, 1997 between Puget Sound Energy and U.S. Bank Trust Company, National Association (as successor to State Street Bank and Trust Company), as supplemented (the “Senior Note Indenture”). Unless otherwise provided in the applicable prospectus supplement, the trustee under the Senior Note Indenture will be U.S. Bank Trust Company, National Association (the “Senior Note Trustee”). The Senior Note Indenture is sometimes referred to in this prospectus as an “indenture.”

The following briefly summarizes the material provisions of the Senior Note Indenture and the Senior Notes. You should read the more detailed provisions of the Senior Note Indenture, including the defined terms, for provisions that may be important to you. The Senior Note Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Copies of the Senior Note Indenture may also be obtained from Puget Sound Energy or the Senior Note Trustee.

The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that we may issue. We may from time to time, without the consent of the existing holders of Senior Notes, issue additional Senior Notes. As of the date of this prospectus, we have approximately $6.5 billion in aggregate outstanding principal amount of Senior Notes under the Senior Note Indenture.

The Senior Note Indenture provides that Senior Notes of Puget Sound Energy may be issued in one or more series, with different terms, as authorized on one or more occasions by Puget Sound Energy.

The applicable prospectus supplement relating to any series of Senior Notes will describe the following terms, where applicable:

•	the title of the Senior Notes;

•	the total principal amount of the Senior Notes;

•	the percentage of the principal amount at which the Senior Notes will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the location where payments on the Senior Notes will be made;

•	the terms and conditions on which the Senior Notes may be redeemed at the option of Puget Sound Energy;

•

any obligation of Puget Sound Energy to redeem, purchase or repay the Senior Notes at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	any provisions for the discharge of Puget Sound Energy’s obligations relating to the Senior Notes by deposit of funds or United States government obligations;

•	whether the Senior Notes are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	any material provisions of the Senior Note Indenture described in this prospectus that do not apply to the Senior Notes;

•

any additional amounts with respect to the Senior Notes that Puget Sound Energy will pay to a non-United States person because of any tax, assessment or governmental charge withheld or deducted and, if so, any option of Puget Sound Energy to redeem the Senior Notes rather than pay these additional amounts;

•	any additional events of default; and

•	any other specific terms of the Senior Notes.

Federal income tax consequences and other special considerations applicable to any Senior Notes issued by Puget Sound Energy at a discount will be described in the applicable prospectus supplement.

Senior notes may be presented for exchange. Registered Senior Notes may be presented for registration of transfer at the offices of the Senior Note Trustee and, subject to the restrictions set forth in the Senior Notes and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection with the transfer, subject to any limitations contained in the Senior Note Indenture.

Distributions of the Senior Notes in registered form will be made at the office or agency of the Senior Note Trustee in its designated office. However, at the option of Puget Sound Energy, payment of any interest may be made by check or wire transfer. Payment of any interest due on Senior Notes in registered form will be made to the persons in whose names the Senior Notes are registered at the close of business on the record date for such interest payments. Payments made in any other manner will be specified in the applicable prospectus supplement.

Security

The Senior Notes will be secured by one or more series of Puget Sound Energy’s first mortgage bonds (“First Mortgage Bonds”) from either or both of Puget Sound Energy’s Mortgage Indentures (as defined below) issued and delivered by Puget Sound Energy to the Senior Note Trustee (such pledged First Mortgage Bonds sometimes referred to herein as “Pledged Substituted Mortgage Bonds”). Upon the issuance of a series of Senior Notes, Puget Sound Energy will simultaneously issue and deliver to the Senior Note Trustee, as security for all Senior Notes of that series, a series of First Mortgage Bonds that will have the same stated maturity date and corresponding redemption provisions, and will be in the same total principal amount, as the series of the Senior Notes being issued. Any series of First Mortgage Bonds securing Senior Notes may, but need not, bear interest. Any payment by Puget Sound Energy to the Senior Note Trustee of principal of, and interest and/or any premium on, a series of First Mortgage Bonds will be applied by the Senior Note Trustee to satisfy Puget Sound Energy’s obligations with respect to principal of, and interest and/or any premium on, the corresponding Senior Notes.

A lien on certain property owned by Puget Sound Energy will secure each series of First Mortgage Bonds that secures Senior Notes. Upon the payment or cancellation of any outstanding Senior Notes, the Senior Note Trustee will surrender to Puget Sound Energy for cancellation an equal principal amount of the related series of First Mortgage Bonds. Puget Sound Energy will not permit the total principal amount of First Mortgage Bonds securing Senior Notes held by the Senior Note Trustee to be less than the total principal amount of Senior Notes outstanding.

Events of Default

The following constitute events of default under Senior Notes of any series:

•	failure to pay interest on any Senior Note of the series when due for 30 days;

•	failure to pay the principal of or premium, if any, on any Senior Note of the series when due for five days;

•

failure to perform any other covenant or agreement of Puget Sound Energy in the Senior Notes of the series for 90 days after written notice to Puget Sound Energy by the Senior Note Trustee or the holders of at least a majority in total principal amount of the outstanding Senior Notes;

•

if any Pledged Substituted Mortgage Bonds are outstanding, a default occurs under either the Electric Mortgage Indenture or the Gas Mortgage Indenture and the applicable Mortgage Trustee (as defined below) or the holders of at least a majority in total principal amount of the outstanding Senior Notes of the series give notice of the default to the Senior Note Trustee; and

•	events of bankruptcy, insolvency or reorganization of Puget Sound Energy specified in the Senior Note Indenture.

If an event of default occurs and is continuing, either the Senior Note Trustee or the holders of at least a majority in total principal amount of the outstanding Senior Notes of a series may declare the principal amount of all Senior Notes of the series to be due and payable immediately.

The Senior Note Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of Senior Notes of a series unless those holders have offered to the Senior Note Trustee reasonable security or indemnity. Subject to the provisions for indemnity and certain other limitations contained in the Senior Note Indenture, the holders of at least a majority in total principal amount of the outstanding Senior Notes of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee with respect to the series, or of exercising any trust or power conferred on the Senior Note Trustee with respect to the series. The holders of at least a majority in principal amount of the outstanding Senior Notes of a series generally will have the right to waive any past default or event of default (other than a Payment Default (as defined below)) on behalf of all holders of Senior Notes of the series.

No holder of Senior Notes of a series may institute any action against Puget Sound Energy under the Senior Note Indenture unless:

•	that holder gives to the Senior Note Trustee advance written notice of default and its continuance;

•

the holders of not less than a majority in total principal amount of Senior Notes of the series then outstanding affected by that event of default request the Senior Note Trustee to institute such action;

•	that holder has offered the Senior Note Trustee reasonable indemnity; and

•	the Senior Note Trustee shall not have instituted such action within 60 days of such request.

Furthermore, no holder of Senior Notes of a series will be entitled to institute any such action if and to the extent that the action would disturb or prejudice the rights of other holders of Senior Notes of the series.

Within 90 days after the occurrence of a default with respect to the Senior Notes of a series, the Senior Note Trustee must give the holders of the Senior Notes of that series notice of the default if known to the Senior Note Trustee, unless cured or waived. The Senior Note Trustee may withhold the notice if it determines in good faith that it is in the interest of the holders to do so except in the case of default in the payment of principal of, and interest and/or any premium on, any Senior Notes of the series. Puget Sound Energy is required to deliver to the Senior Note Trustee each year a certificate as to whether or not, to the knowledge of the officers signing the certificate, Puget Sound Energy is in compliance with the conditions and covenants under the Senior Note Indenture.

Modification

Except as provided in the paragraph below, Puget Sound Energy and the Senior Note Trustee cannot modify or amend the Senior Note Indenture with respect to a series without the consent of the holders of at least a majority in principal amount of the outstanding affected Senior Notes. In addition, Puget Sound Energy and the Senior Note Trustee cannot modify or amend the Senior Note Indenture without the consent of the holder of each outstanding Senior Note of a series to:

•	change the maturity date of any Senior Note of the series;

•	reduce the rate (or change the method of calculation of the rate) or extend the time of payment of interest on any Senior Note of the series;

•	reduce the principal amount of, or premium payable on, any Senior Note of the series;

•	change the coin or currency of any payment of principal of, and interest and/or any premium on, any Senior Note of the series;

•

change the date on which any Senior Note of the series may be redeemed or repaid at the option of its holder or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Senior Note of the series;

•

impair the interest of the Senior Note Trustee in the First Mortgage Bonds securing the Senior Notes of the series held by it or reduce the principal amount of any series of First Mortgage Bonds securing the Senior Notes of the series to an amount less than the principal amount of the related series of Senior Notes or alter the payment provisions of the First Mortgage Bonds in a manner adverse to the holders of the Senior Notes; or

•	modify or reduce the percentage of holders of Senior Notes of the series necessary to modify or amend the Senior Note Indenture or to waive any past default to less than a majority.

Puget Sound Energy and the Senior Note Trustee can modify and amend the Senior Note Indenture without the consent of the holders in certain cases, including:

•	to add to the covenants of Puget Sound Energy for the benefit of the holders or to surrender a right conferred on Puget Sound Energy in the Senior Note Indenture;

•	to add further security for the Senior Notes of the series;

•	to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

•	to make any other changes that are not prejudicial to the holders of Senior Notes of the series.

Defeasance and Discharge

The Senior Note Indenture provides that Puget Sound Energy will be discharged from any and all obligations with respect to the Senior Notes of a series and the Senior Note Indenture (except for obligations to register the transfer or exchange of Senior Notes, replace stolen, lost or mutilated Senior Notes and maintain paying agencies) if, among other things, Puget Sound Energy irrevocably deposits with the Senior Note Trustee, in trust for the benefit of holders of Senior Notes of the series, money or certain United States government obligations, or any combination of money or government obligations, which through the payment of interest and principal on the deposits in accordance with their terms must provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the Senior Notes on the dates those payments are due in accordance with the terms of the Senior Note Indenture and the Senior Notes of the series. Unless all the Senior Notes of the series are to be due within 90 days of the deposit by redemption or otherwise, Puget Sound Energy must also deliver to the Senior Note Trustee an opinion of counsel to the effect that the holders of the Senior Notes of the series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the Senior Notes. Thereafter, the holders of Senior Notes must look only to the deposit for payment of the principal of, and interest and any premium on, the Senior Notes.

Consolidation, Merger and Sale or Disposition of Assets

Puget Sound Energy may consolidate with or merge into another corporation, or sell or otherwise dispose all or substantially all of its assets if:

•	the successor or transferee corporation is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•

the new corporation assumes the due and punctual payment of the principal of, and premium and interest on, all the Senior Notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by Puget Sound Energy; and

•

so long as there are Pledged Substituted Mortgage Bonds outstanding, the new corporation assumes Puget Sound Energy’s obligations under the Mortgage Indentures with respect to Pledged Substituted Mortgage Bonds securing Senior Notes.

The Senior Note Indenture defines “all or substantially all” of the assets of Puget Sound Energy as being 50% or more of the total assets of Puget Sound Energy as shown on its balance sheet as of the end of the prior year. The Senior Note Indenture specifically permits any sale, transfer or other disposition during a calendar year of less than 50% of total assets without the consent of the holders of the Senior Notes and without the assumption by the transferee of Puget Sound Energy’s obligations on the Senior Notes and covenants contained in the Senior Note Indenture.

Certain Covenants of Puget Sound Energy

Limitation on Liens

Puget Sound Energy cannot issue any First Mortgage Bonds other than First Mortgage Bonds that secure Senior Notes. The foregoing restriction will not apply to:

•

liens on any property existing at the time of its acquisition (but excluding any extension of or addition to that property unless the terms of the mortgage as of the date of the acquisition of the property provide that the mortgage shall be secured by extensions or additions to the property);

•

liens to secure the payment of all or part of the purchase price of property or to secure any debt incurred prior to, at the time of or within 180 days after the acquisition of that property for the purpose of financing all or part of the purchase price of the property;

•	liens secured by property used in the generation of electricity;

•	liens existing as of the date of the Senior Note Indenture;

•	permitted encumbrances similar to the permitted encumbrances under the electric utility mortgage;

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the bullet points above; provided, however, that the principal amount of debt secured thereby may not exceed the principal amount of debt (plus any premium or fee payable in connection with such extension, renewal or replacement) so secured at the time of such extension, renewal or replacement; and provided, further, that such lien must be limited to all or such part of the property which was subject to the mortgage so extended, renewed or replaced (plus improvements on such property);

•

liens in favor of the United States, any state thereof, any other country or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments under any contract or statute; or

•	liens securing industrial development, pollution control or similar revenue bonds.

Notwithstanding the foregoing restriction, Puget Sound Energy may create, assume or incur any lien not excepted above without equally and ratably securing the Senior Notes if the aggregate amount of all debt then outstanding and secured by that lien or any other lien not excepted above, together with all net sale proceeds from sale and leaseback transactions that are not described in “—Limitations on Sale and Leaseback Transactions” below, does not exceed 15% of Puget Sound Energy’s total consolidated capitalization as shown on its latest audited consolidated balance sheet.

Limitations on Sale and Lease Back Transactions

Puget Sound Energy may effect any sale and leaseback transaction if the net sale proceeds from the sale and leaseback transaction, together with the net sale proceeds from all other sale and leaseback transactions not excepted above and all debt then outstanding and secured by mortgages not described in any of the bullet points under “—Limitations on Liens,” do not exceed 15% of Puget Sound Energy’s total consolidated capitalization as shown on its latest audited consolidated balance sheet. Puget Sound Energy may also effect any sale and leaseback transaction involving a lease for a period, including renewals, of not more than 36 months.

Voting of First Mortgage Bonds Held by Senior Note Trustee

The Senior Note Trustee, as the holder of First Mortgage Bonds securing Senior Notes, will attend any meeting of bondholders under Puget Sound Energy’s Electric Mortgage Indenture and Gas Mortgage Indenture or, at its option, will deliver its proxy in connection therewith as it relates to matters with respect to which it is entitled to vote or consent. The Senior Note Trustee will vote all the electric utility bonds or gas utility bonds held by it, or will consent with respect thereto, as directed by holders of at least a majority in total principal amount of the outstanding Senior Notes; provided, however, that the Senior Note Trustee is not required to vote the electric utility bonds or gas utility bonds of any particular issue in favor of, or give consent to, any action except upon notification by the Senior Note Trustee to the holders of the related issue of Senior Notes of such proposal and consent thereto of the holders of at least a majority in principal amount of the outstanding Senior Notes of such issue.

Concerning the Senior Note Trustee

U.S. Bank Trust Company, National Association is both the Senior Note Trustee under the Senior Note Indenture and the Mortgage Trustee under each of the Electric Mortgage Indenture and the Gas Mortgage Indenture. As of the date of this prospectus, U.S. Bank Trust Company, National Association also serves as the issuing and paying agent for our commercial paper program, and is a lender under our credit facility.

The Senior Note Trustee may resign at any time by giving written notice to Puget Sound Energy specifying the day on which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor Senior Note Trustee and the day specified by the Senior Note Trustee.

The Senior Note Trustee may be removed at any time by a written instrument filed with the Senior Note Trustee and signed by the holders of at least a majority in total principal amount of outstanding Senior Notes. In addition, if no event of default has occurred and is continuing, Puget Sound Energy may remove the Senior Note Trustee upon notice to the holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

The First Mortgage Bonds securing the Senior Notes are to be issued under either (i) the Indenture of Mortgage - Electric, dated as of November 13, 2025, between Puget Sound Energy and U.S. Bank Trust Company, National Association, as trustee (the “Electric Mortgage Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 16, 2025, between Puget Sound Energy and the Electric Mortgage Trustee (as so supplemented, the “Electric Mortgage Indenture”), as may be further amended and supplemented, which replaces the First Mortgage, dated as of June 2, 1924, between Puget Sound Energy and U.S. Bank Trust Company, National Association (as successor to State Street Bank and Trust Company), as trustee (in such capacity, the “Prior Electric Mortgage Trustee”), as amended and supplemented from time to time (as so amended and supplemented, the “Prior Electric Mortgage Indenture”), or (ii) the Indenture of Mortgage - Gas, dated as of November 13, 2025, between Puget Sound Energy and U.S. Bank Trust Company, National Association, as trustee (the “Gas Mortgage Trustee” and, together with the Electric Mortgage Trustee, the “Mortgage Trustees”), as supplemented by the First Supplemental Indenture, dated as of December 16, 2025, between Puget Sound Energy and the Gas Mortgage Trustee (as so supplemented, the “Gas Mortgage Indenture” and, together with the Electric Mortgage Indenture, the “Mortgage Indentures”), as may be further amended and supplemented, which replaces the Indenture of First Mortgage, dated as of April 1, 1957, between Puget Sound Energy (as successor to Washington Natural Gas Company) and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to Harris Trust and Savings Bank), as trustee (in such capacity, the “Prior Gas Mortgage Trustee”), as amended and supplemented from time to time (as so amended and supplemented, the “Prior Gas Mortgage Indenture”).

The statements herein concerning the Mortgage Indentures are summaries only and are not complete and are subject to, and qualified in their entirety by, all the provisions of the Electric Mortgage Indenture and the Gas Mortgage Indenture, which are exhibits to the Registration Statement of which this prospectus forms a part. These descriptions make use of defined terms and are qualified in their entirety by express reference to the Mortgage Indentures, copies of which are available upon request to the Senior Note Trustee. The Mortgage Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the terms of the First Mortgage Bonds will include those made part of the Mortgage Indentures by the Trust Indenture Act.

First Mortgage Bonds securing Senior Notes will be issued as security for Puget Sound Energy’s obligations under the Senior Note Indenture and will be immediately delivered to and registered in the name of the Senior Note Trustee. The First Mortgage Bonds securing Senior Notes will be issued as security for Senior Notes of a series and will secure the Senior Notes of that series. The Senior Note Indenture provides that the Senior Note Trustee shall not transfer any First Mortgage Bonds securing Senior Notes except to a successor trustee, to Puget Sound Energy (as provided in the Senior Note Indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of Puget Sound Energy.

First Mortgage Bonds securing Senior Notes will correspond to the Senior Notes of their related series in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal or any premium or interest on Senior Notes of a series, the related First Mortgage Bonds in a principal amount equal to the principal amount of the Senior Notes will, to the extent of the payment of principal, premium or interest, be deemed fully paid and the obligation of Puget Sound Energy to make the payment shall be discharged.

The Mortgage Indentures create first liens, subject to permitted liens, on substantially all of Puget Sound Energy’s tangible electric and gas utility property, real, personal and mixed, related to the Electric Utility Business and Gas Utility Business (each as defined below). See “— The Electric Mortgage Indenture Bonds — General” and “— The Gas Mortgage Indenture Bonds — General.”

The Mortgage Indentures do not limit the amount of debt that Puget Sound Energy may issue under them. However, Puget Sound Energy may issue First Mortgage Bonds under the Mortgage Indentures only on the basis of, and to the extent it has available, Electric Property Additions or Gas Property Additions (each as defined below), as applicable, retired First Mortgage Bonds and cash. See “The Electric Mortgage Indenture Bonds — Issuance of Additional Electric Mortgage Bonds” and “The Gas Mortgage Indenture Bonds — Issuance of Additional Gas Mortgage Bonds.” The First Mortgage Bonds will be entitled to the benefit of the applicable Mortgage Indenture equally and ratably with all other First Mortgage Bonds issued under such applicable Mortgage Indenture.

The Electric Mortgage Indenture Bonds

General

The Electric Mortgage Indenture creates a first lien, subject to Electric Mortgage Permitted Liens (as defined below), on substantially all of Puget Sound Energy’s tangible electric utility property, real, personal and mixed, related to the business of generating, purchasing, storing, transmitting, distributing and/or selling electric energy (whether or not such use is the sole use of such property) (the “Electric Utility Business”). We refer to property that is subject to the lien of the Electric Mortgage Indenture as “Electric Mortgaged Property” and property that is excepted from the lien of the Electric Mortgage Indenture as “Electric Excepted Property.”

The Electric Mortgage Indenture provides that after-acquired property (other than after-acquired property qualifying as Electric Excepted Property) will be subject to the lien of the Electric Mortgage Indenture (subject to Electric Mortgage Permitted Liens); provided, however, that in the case of a consolidation or merger (whether or not Puget Sound Energy is the surviving corporation) or the transfer or lease of all or substantially all of the Electric Mortgaged Property, the Electric Mortgage Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from Puget Sound Energy in or as a result of that transaction, to the extent not constituting Electric Excepted Property, and improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any part or parts thereof. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens, and, in certain circumstances, liens attaching to the property prior to the recording or filing of an instrument specifically subjecting the property to the lien of the Electric Mortgage Indenture.

The Electric Mortgage Indenture provides that the Electric Mortgage Trustee shall have a lien, prior to the First Mortgage Bonds, on the Electric Mortgaged Property and on all other property and funds held or collected by the Electric Mortgage Trustee, other than property and funds held in trust for the payment of principal, premium, if any, and interest on the First Mortgage Bonds, as security for the payment of the Electric Mortgage Trustee’s reasonable compensation and expenses, and as security for the performance by Puget Sound Energy of its obligation to indemnify the Electric Mortgage Trustee against certain liabilities.

Without the consent of the holders, Puget Sound Energy and the Electric Mortgage Trustee may enter into supplemental indentures in order to subject additional property to the lien of the Electric Mortgage Indenture (including property which would otherwise be Electric Excepted Property). This property would thereupon constitute Electric Property Additions (so long as it would otherwise qualify as Electric Property Additions as described below) and be available as a basis for the issuance of additional First Mortgage Bonds. See “— Issuance of Additional Electric Mortgage Bonds.”

Excepted Property

The Electric Mortgage Indenture constitutes a first lien, subject to Electric Mortgage Permitted Liens, on substantially all of Puget Sound Energy’s tangible electric utility property, real, personal and mixed, related to Puget Sound Energy’s Electric Utility Business except the following Electric Excepted Property (unless otherwise indicated in any applicable prospectus supplement):

•

all assets subject to (i) the lien of the Gas Mortgage Indenture or (ii) any lien or interest in favor of a Governmental Authority or Person granted in connection with indebtedness, grants or other assistance provided by or guaranteed by a Governmental Authority (each, a “Government Interest” and collectively, “Government Interests”);

•

all money, investment property, securities and deposit accounts (as those terms are defined in the Uniform Commercial Code as in effect on the date of execution of the Electric Mortgage Indenture), and all cash on hand or on deposit in banks or other financial institutions, digital assets, cryptocurrencies, shares of stock, interests in limited liability companies, bonds, notes, other evidences of indebtedness and other securities, commodity accounts and policies of insurance on the lives of Puget Sound Energy’s officers and directors, of whatever kind and nature, in each case to the extent not paid or delivered to, deposited with or held by the Electric Mortgage Trustee;

•

all accounts, chattel paper, commercial tort claims, documents, general intangibles (with certain exclusions such as licenses and permits to use the real property of others), instruments, letter-of-credit rights and letters of credit (as those terms are defined in the Uniform Commercial Code) and all contracts, operating agreements and other agreements of whatever kind and nature;

•	all contract rights, bills and notes;

•	all unassignable licenses, unassignable permits and other unassignable operating rights;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by Puget Sound Energy;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances and greenhouse gas allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all easements, licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Electric Mortgaged Property;

•

all fuel, whether or not that fuel is in a form consumable in the operation of the Electric Mortgaged Property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and other facilities, equipment and apparatus used primarily for administrative or clerical purposes;

•	all personal property, the perfection of a security interest in which is not governed by the Uniform Commercial Code;

•

all as-extracted collateral (as such term is defined in the Uniform Commercial Code) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by Puget Sound Energy;

•

all rights of the lessor and those claiming by or through interests of the lessor under a lease agreement designating us as lessee and all reversionary right, title and interest of such lessor (or former right, title and interest) of such lessor in and to such property installed, operated or used by Puget Sound Energy pursuant to and under such lease agreement, whether or not such lease agreement is intended as security, except any right, title and interest of Puget Sound Energy to protect Puget Sound Energy’s leasehold interests (e.g., lender subordination, rights of Puget Sound Energy to notice of default, to cure the same and subrogation, or other reasonable rights of collateral preservation in the event of a lessor default);

•

all property, real, personal and mixed, which subsequent to the execution date of the Electric Mortgage Indenture, has been released from the lien of the Electric Mortgage Indenture, and any improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any parts thereof;

•	all property, real, personal and mixed, that is stated in the Electric Mortgage Indenture to not be subject to the lien of the Electric Mortgage Indenture;

•	all assets colloquially known as Colstrip Generating Units 1 and 2, Colstrip Generating Units 3 and 4 and common property associated therewith; and

•	all proceeds (as that term is defined in the Uniform Commercial Code) of the foregoing Electric Excepted Property.

If an Electric Mortgage Event of Default (as defined below) occurs under the Electric Mortgage Indenture, certain of the Electric Excepted Property may become subject to the lien of the Electric Mortgage Indenture.

The Electric Mortgage Indenture permits Puget Sound Energy to create or allow to exist certain “Electric Mortgage Permitted Liens,” such as mortgages, deeds of trust, pledges, security interests, leases, reservations, restrictions, charges, encumbrances, or other liens on the Electric Mortgaged Property which rank senior to the lien of the Electric Mortgage Indenture.

“Electric Mortgage Permitted Liens” include:

•	any lien incurred in connection with the Gas Mortgage Indenture;

•

to the extent Puget Sound Energy consolidates with, or merges into, another entity, liens on the assets of such entity (including the proceeds thereof) in existence on the date of the consolidation or merger and securing debt of such entity, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and do not extend to any other Electric Mortgaged Property in existence immediately prior to the consolidation or merger;

•

as to property acquired by Puget Sound Energy after the date of execution of the Electric Mortgage Indenture, liens existing or placed thereon at the time of the acquisition thereof (including the proceeds thereof), provided that the liens do not extend to any other Electric Mortgaged Property;

•	any Government Interest;

•	liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

•

mechanics’, workmen’s, vendors’, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, inchoate liens, other liens incident to construction, liens or privileges of any employees of Puget Sound Energy for salary or wages earned, but not yet payable, and other liens, including, without limitation, liens for workers’ compensation, unemployment insurance and other social security legislation, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•

liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) $10 million to the extent in existence in calendar year 2025; provided, that, with respect to measurement of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the consumer price index for all urban consumers, U.S. City average (the “Urban CPI”) for the period commencing on January 1, 2025 and ending on January 1 of the applicable calendar year and (B) five percent of the principal amount of the First Mortgage Bonds then outstanding or (ii) with respect to which Puget Sound Energy shall (x) in good faith be prosecuting an appeal or other proceeding for review and with respect to which Puget Sound Energy shall have secured a stay of execution, surety and appeal bonds, indemnity, performance or other similar bonds pending the appeal or other proceeding or (y) have the right to prosecute an appeal or other proceeding for review;

•

easements, rights-of-way, encumbrances, leases, licenses, reservations, encroachments, restrictions or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Electric Mortgaged Property or any part thereof; provided, however, that the easements, rights-of-way, encumbrances, leases, licenses, reservations, encroachments, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations (A) do not, in the opinion of Puget Sound Energy, materially impair the use by Puget Sound Energy of such Electric Mortgaged Property for the purposes for which it is held by Puget Sound Energy or (B) have been insured over by a lender’s policy of title insurance in favor of the Electric Mortgage Trustee, as mortgagee;

•

defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way or other similar rights in favor of Puget Sound Energy or used or to be used by Puget Sound Energy primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) Puget Sound Energy obtains from the apparent owner or owners of the real property a sufficient right, by the terms of the instrument granting the right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which Puget Sound Energy acquired it, (ii) such defects, irregularities, exceptions or limitations are subordinated to the interest of Puget Sound Energy in such real property, (iii) Puget Sound Energy has power under eminent domain or similar statutes to remove the defects, irregularities, exceptions or limitations to the extent such defects, irregularities, exceptions or limitations affect Puget Sound Energy’s interest therein or (iv) the defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense;

•

defects, irregularities, exceptions and limitations in title due to flood lands, flooding rights, water rights, claims or title to water, ditch or ditch rights or Indian tribal codes or regulations, or Indian treaty or aboriginal rights, including easements or equitable servitudes;

•

liens upon real property or rights in or relating to real property for the purpose of the distribution of electricity or gas, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way, which liens secure or evidence indebtedness or other obligations neither created, assumed nor guaranteed by Puget Sound Energy nor on account of which it customarily pays interest;

•

leases, licenses, or occupancy agreements existing at the date of execution of the Electric Mortgage Indenture affecting Electric Mortgaged Property owned by Puget Sound Energy at that time, and renewals and extensions thereof; and leases, licenses, or occupancy agreements affecting that Electric Mortgaged Property entered into after the date of execution of the Electric Mortgage Indenture, or affecting electric mortgaged properties acquired by Puget Sound Energy after that date which, in either case, (i) have terms of not more than 10 years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by Puget Sound Energy of the properties for the purposes for which they are held by Puget Sound Energy;

•

liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or other amounts or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of the rent or other amounts or the performance of the other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

•

controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of governmental authorities, upon the Electric Mortgaged Property or any part thereof or the operation or use thereof or upon Puget Sound Energy with respect to the Electric Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in governmental authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

•

rights which governmental authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase or otherwise acquire, recapture or designate a purchaser of or order the sale of the Electric Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate Puget Sound Energy’s property and business; and any and all obligations of Puget Sound Energy correlative to any of these rights;

•

liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable Puget Sound Energy to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers’ compensation, unemployment insurance, social security or any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

•

liens on the Electric Mortgaged Property or any part thereof which are granted by Puget Sound Energy to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay, appeal, indemnity, performance or other similar bonds;

•

rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by Puget Sound Energy or by others on Puget Sound Energy’s property;

•

rights and interests of persons other than Puget Sound Energy arising out of contracts, agreements and other instruments to which Puget Sound Energy is a party and which relate to the common ownership or joint use of property and all liens on the interests of persons other than Puget Sound Energy in property owned or used in common by those persons and Puget Sound Energy if and to the extent that the enforcement of those liens would not adversely affect Puget Sound Energy’s interests in that property in any material respect;

•	any restrictions on transfer or assignment and/or requirements of any assignee to qualify as a permitted transferee or assignee and/or a public utility or public service corporation;

•	any liens (A) which have been bonded over for the full amount in dispute or (B) for the payment of which other adequate security arrangements have been made;

•

easements, licenses, permits, ground leases or rights-of-way in, upon, over and/or across Puget Sound Energy’s property or rights-of-way in Puget Sound Energy’s favor for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that the grant does not materially impair the use of the property or rights-of-way for the purposes for which the property or rights-of-way are held by Puget Sound Energy;

•	prepaid liens and Purchase Money Liens (as defined below), as more particularly described in the Electric Mortgage Indenture;

•	any liens to secure performance bids, tenders, trade contracts, performance bonds, statutory obligations, leases or government contracts;

•

any liens granted on air or water pollution control, sewage or solid waste disposal, or other similar facilities (other than Electric Funded Property (as defined below)) of Puget Sound Energy in connection with the issuance of pollution control revenue bonds or in connection with financing the cost of, or the construction, acquisition, improvement, repair or maintenance of such facilities;

•

any bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Puget Sound Energy arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts;

•

any purported liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating to leases of personal property or consignments or similar arrangements entered into in the ordinary course of business;

•	any liens on conservation investment assets as security for obligations incurred in financing or refinancing bondable conservation investments in accordance with the laws of the State of Washington;

•

any liens securing Puget Sound Energy’s obligations arising pursuant to that certain Contracting Party’s Agreement dated December 4, 2007 entered into between Puget Sound Energy and Natural Gas Exchange, Inc. as amended and replaced from time to time, solely to the extent the aggregate amount of all obligations thereunder do not exceed $150 million in the aggregate to the extent in existence in calendar year 2025, provided that with respect to measurement of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the Urban CPI for the period commencing on January 1, 2025 and ending on January 1 of the applicable calendar year, and provided that these liens apply only to property or assets of Puget Sound Energy of the type securing such obligations as of the date of execution of the Electric Mortgage Indenture;

•

any other liens which are in existence on the date of execution of the Electric Mortgage Indenture and, with respect to liens on Electric Funded Property, the aggregate principal amount thereof does not exceed $50 million;

•

any other liens which then outstanding principal amounts do not, in the aggregate, exceed $75 million to the extent in existence in calendar year 2025, provided that with respect to any of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the Urban CPI for the period commencing on January 1, 2025 and ending on January 1 of the applicable calendar year; and

•

the lien under the Electric Mortgage Indenture in favor of the Electric Mortgage Trustee with respect to the compensation and other amounts payable by Puget Sound Energy to the Electric Mortgage Trustee in its capacity as Electric Mortgage Trustee.

Issuance of Additional Electric Mortgage Indenture Bonds

Puget Sound Energy may issue First Mortgage Bonds of any series from time to time against Electric Property Additions, Electric Retired Securities (as defined below) and cash deposited with the Electric Mortgage Trustee, in an aggregate principal amount not exceeding:

•	70% of the aggregate of the net amounts of Electric Property Additions which constitute Electric Unfunded Property (each as defined below);

•

the aggregate principal amount of previously issued First Mortgage Bonds that have been canceled or that Puget Sound Energy has delivered to the Electric Mortgage Trustee for cancellation or previously issued First Mortgage Bonds deemed to have been paid under the Electric Mortgage Indenture, each of which we refer to as “Electric Retired Securities”; or

•	the amount of cash deposited with the Electric Mortgage Trustee.

Any such additional First Mortgage Bonds either shall be fungible with the original First Mortgage Bonds for U.S. federal income tax purposes or shall be issued under a different CUSIP.

“Electric Property Additions” generally include any item, unit or element of property which is owned by Puget Sound Energy and is subject to the lien of the Electric Mortgage Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property (as included in the definition of “Electric Excepted Property”), or any property, the cost of acquisition or construction of which is properly chargeable to one of Puget Sound Energy’s operating expense accounts at the time of such acquisition or construction, except for any betterments, improvements and additions as further described in the Electric Mortgage Indenture.

The Electric Mortgage Indenture includes limitations on the issuance of First Mortgage Bonds against property subject to liens and upon the increase of the amount of any senior liens on Electric Funded Property.

“Electric Funded Property” generally means Electric Mortgaged Property which has been used as the basis for the issuance of First Mortgage Bonds or as the basis for the release or substitution of Electric Mortgaged Property under the Electric Mortgage Indenture.

“Electric Retired Securities” means, generally, First Mortgage Bonds which are no longer outstanding under the Electric Mortgage Indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of First Mortgage Bonds, the release of property or the withdrawal of cash.

“Electric Unfunded Property” generally means Electric Mortgaged Property which has not previously been used as the basis for the issuance of First Mortgage Bonds (not otherwise retired) or as the basis for the release or substitution of Electric Mortgaged Property.

Release of Electric Mortgaged Property

Puget Sound Energy may release property from the lien of the Electric Mortgage Indenture if it delivers to the Electric Mortgage Trustee cash equal to the Funded Property Basis (as defined below) of the property to be released, less any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. Any of the following or any combination of the following will be applied as a credit against the cash Puget Sound Energy will be required to deliver to the Electric Mortgage Trustee:

•	the aggregate principal amount of obligations secured by a Purchase Money Lien on the property to be released, subject to certain limitations described below;

•

an amount equal to the Net Cost or Net Fair Value (each as defined below) to Puget Sound Energy (whichever is less) of certified Electric Property Additions constituting Electric Unfunded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the Electric Property Additions were acquired, made or constructed within 90 days before Puget Sound Energy’s request for release);

•

an amount equal to ten-sevenths of the aggregate principal amount of First Mortgage Bonds Puget Sound Energy would be entitled to issue on the basis of retired First Mortgage Bonds (with that entitlement being waived by operation of such release); and

•	an amount equal to ten-sevenths of the aggregate principal amount of First Mortgage Bonds delivered to the Electric Mortgage Trustee.

For purposes of the Electric Mortgage Indenture, the following terms have the following meaning:

•

“Funded Property Basis” generally means the Net Cost of Electric Funded Property or the Net Fair Value to Puget Sound Energy of the Electric Funded Property at the time it became Electric Funded Property, whichever is less.

•

“Net Cost” means, as of the date of calculation, the cost of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the cost of the property.

•

“Net Fair Value” means, as of the date of calculation, the fair value of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the fair value of the property.

•

“Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property to secure all or part of the purchase price of the property or which is granted to one or more other persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such persons, and may include liens which cover property in addition to the property being released and/or which secure additional indebtedness.

Puget Sound Energy will be permitted to release from the lien of the Electric Mortgage Indenture Electric Unfunded Property without depositing any cash with the Electric Mortgage Trustee or providing any other credits if either (i) the lower of the Net Cost or Net Fair Value to Puget Sound Energy of all Electric Unfunded Property (excluding the property to be released), after making certain adjustments, is at least zero, or (ii) the lower of the Net Cost or Net Fair Value to Puget Sound Energy of the Electric Unfunded Property to be released, after making certain adjustments, does not exceed the lower of the Net Cost or Net Fair Value of all property acquired, made or constructed on or after 90 days before Puget Sound Energy’s request, after making certain adjustments. If neither (i) or (ii) in the immediately preceding sentence applies, Puget Sound Energy will be required to deliver a “make-up” amount in cash. Puget Sound Energy may apply as a credit against the cash it will be required to deliver to the Electric Mortgage Trustee any of the items described under the bullet points in this section.

Puget Sound Energy also will be permitted to release in a calendar year property up to the lesser of $10 million (increased yearly by the Urban CPI) or 3% of the aggregate principal amount of First Mortgage Bonds then outstanding without complying with the other release provisions in the Electric Mortgage Indenture. However, if, upon reliance on this release provision, Puget Sound Energy releases Electric Funded Property, Puget Sound Energy is required to deposit with the Electric Mortgage Trustee, by the end of the calendar year, cash equal to 70% of the aggregate Funded Property Basis of the property released, net of certain credits.

The Electric Mortgage Indenture provides simplified procedures for the release of property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Electric Mortgage Trustee.

The provisions described above permitting the release of property (except property taken by eminent domain) will be operable only if no Electric Mortgage Event of Default has occurred and is continuing under the Electric Mortgage Indenture.

Withdrawal of Cash

Unless an Electric Mortgage Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Electric Mortgage Trustee may, generally,

•

be withdrawn by Puget Sound Energy (i) to the extent of an amount equal to the Net Cost or Net Fair Value to Puget Sound Energy (whichever is less) of Electric Property Additions constituting Electric Unfunded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Electric Property Additions were acquired or made within 90 days before Puget Sound Energy’s request for withdrawal) or (ii) in an amount equal to ten-sevenths of the aggregate principal amount of First Mortgage Bonds that Puget Sound Energy would be entitled to issue on the basis of retired First Mortgage Bonds (with the entitlement to that issuance being waived by operation of the withdrawal) or (iii) in an amount equal to ten-sevenths of the aggregate principal amount of any outstanding First Mortgage Bonds delivered to the Electric Mortgage Trustee; or

•

upon Puget Sound Energy’s request, applied to (i) the purchase of First Mortgage Bonds or (ii) the payment (or provision for payment) at stated maturity of any First Mortgage Bonds or the redemption (or provision for redemption) of any First Mortgage Bonds which are redeemable.

Evidence to be Furnished to the Electric Mortgage Trustee Under the Electric Mortgage Indenture

Puget Sound Energy will demonstrate compliance with the Electric Mortgage Indenture provisions by providing written statements to the Electric Mortgage Trustee from Puget Sound Energy’s own employees, affiliates or employees of affiliates. For instance, Puget Sound Energy may select a Puget Sound Energy engineer to provide a written statement regarding the value of property being certified or released or a Puget Sound Energy counsel regarding compliance with the Electric Mortgage Indenture generally. In certain major matters, applicable law requires that an accountant, engineer or other expert must be independent. Puget Sound Energy must file a certificate each year with respect to its compliance with the conditions and covenants under the Electric Mortgage Indenture.

Consolidation, Merger, Transfer or Mortgaged Property

Puget Sound Energy may not consolidate with or merge with or into any other Person (as defined below) or convey, or otherwise transfer or lease all or substantially all of its Electric Mortgaged Property to any Person unless:

•

the Person formed by that consolidation or into which Puget Sound Energy is merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Electric Mortgaged Property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

that Person executes and delivers to the Electric Mortgage Trustee a supplemental Electric Mortgage Indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the First Mortgage Bonds then outstanding, contains an assumption by the successor Person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all First Mortgage Bonds then outstanding and the performance and observance of every covenant and condition under the Electric Mortgage Indenture to be performed or observed by Puget Sound Energy;

•

that Person executes and delivers to the Electric Mortgage Trustee a supplemental Electric Mortgage Indenture that contains a grant, conveyance, transfer and mortgage by the successor Person confirming the lien of the Electric Mortgage Indenture on the Electric Mortgaged Property and subjecting to the lien all property (other than Electric Excepted Property) thereafter acquired by the successor Person that shall constitute an improvement, extension or addition to the Electric Mortgaged Property or a renewal, replacement or substitution of or for any part thereof and, at the election of the successor Person, subjecting to the lien of the Electric Mortgage Indenture the other property, real, personal and mixed, then owned or thereafter acquired by the successor Person as the successor Person shall specify in its sole discretion;

•	in the case of a lease, the lease is made expressly subject to termination by Puget Sound Energy at any time during the continuance of an Electric Mortgage Event of Default and by the purchaser of the property so leased at any sale of the property under the Electric Mortgage Indenture, whether under the power of sale conferred by the Electric Mortgage Indenture or pursuant to judicial proceedings;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes Puget Sound Energy’s obligation as a result of the transaction as having been incurred by Puget Sound Energy at the time of the transaction, no default or Electric Mortgage Event of Default shall have occurred and be continuing; and

•

Puget Sound Energy has delivered to the Electric Mortgage Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Electric Mortgage Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between Puget Sound Energy and any of its wholly owned subsidiaries.

Notwithstanding the foregoing, Puget Sound Energy may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing Puget Sound Energy’s jurisdiction of organization or Puget Sound Energy’s form of organization or for the purpose of forming a holding company; provided that the amount of Puget Sound Energy’s indebtedness is not increased; and provided, further, that the successor assumes all of Puget Sound Energy’s obligations under the Electric Mortgage Indenture.

In the case of a conveyance or other transfer of all or substantially all of the Electric Mortgaged Property to any other Person as contemplated under the Electric Mortgage Indenture, upon the satisfaction of all the conditions described above Puget Sound Energy (as Puget Sound Energy would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the Electric Mortgage Indenture and on the First Mortgage Bonds then outstanding unless Puget Sound Energy elects to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection:

•

“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as defined in the Electric Mortgage Indenture).

Limitations on Sale and Lease Back Transactions

Puget Sound Energy may effect any transaction where Puget Sound Energy sells or transfers any Electric Mortgaged Property and takes back a lease of such property if the cost or fair value, whichever is less, of the Electric Mortgaged Property, subject to adjustments, is at least equal to ten-sevenths of the aggregate principal amount of outstanding First Mortgage Bonds.

Additional Covenants

Puget Sound Energy has agreed in the Electric Mortgage Indenture, among other things to:

•	maintain a place of payment for any series of First Mortgage Bonds;

•	maintain its corporate existence (subject to the provisions above relating to mergers and consolidations); and

•	cause the Electric Mortgaged Property to be maintained and kept in good condition, repair and working order and subject to commercially reasonable availability, insured against loss by fire.

Modification of the Electric Mortgage Indenture; Waiver

Puget Sound Energy and the Electric Mortgage Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds of each affected series then outstanding under the Electric Mortgage Indenture, considered as one class, modify or amend the Electric Mortgage Indenture, including the provisions relating to the rights of the holders of First Mortgage Bonds of that series. However, no modification or amendment may, without the consent of each holder of affected First Mortgage Bonds:

•

change the stated maturity of or the principal of, reduce the principal amount or any premium payable on, reduce the interest rate of, or change the method of calculating the interest rate with respect to that First Mortgage Bond;

•	reduce the amount of principal payable upon acceleration of the maturity of that First Mortgage Bond;

•	change the type of consideration (coin, currency or other property) used to pay the principal of, or interest or premium on that First Mortgage Bond;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, that First Mortgage Bond;

•

permit the creation of any lien (not otherwise permitted by the Electric Mortgage Indenture) ranking prior to the lien of the Electric Mortgage Indenture, with respect to all or substantially all of the Electric Mortgaged Property or terminate the lien of the Electric Mortgage Indenture on all or substantially all of the Electric Mortgaged Property or deprive the holders of the First Mortgage Bonds of the benefit of the lien of the Electric Mortgage Indenture;

•

reduce the percentage in principal amount of outstanding First Mortgage Bonds of any series the consent of the holders of which is required for modification or amendment of the Electric Mortgage Indenture;

•

reduce the percentage in principal amount of outstanding First Mortgage Bonds of any series the consent of the holders of which is required for waiver of compliance with certain provisions of the Electric Mortgage Indenture or for waiver of certain defaults;

•	reduce the quorum or voting requirements applicable to holders of the First Mortgage Bonds; or

•	modify the provisions with respect to modification and waiver, except as provided in the Electric Mortgage Indenture.

The holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds of each affected series then outstanding under the Electric Mortgage Indenture, voting as a single class, may waive compliance by Puget Sound Energy with certain provisions of the Electric Mortgage Indenture benefiting holders of First Mortgage Bonds of that series or the applicable First Mortgage Bonds. The holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds of any series outstanding under the Electric Mortgage Indenture may, on behalf of the holders of all of the First Mortgage Bonds of that series, waive any past default under the Electric Mortgage Indenture with respect to that series and its consequences, except defaults in the payment of the principal of or any premium or interest on any First Mortgage Bonds of that series and defaults in respect of a covenant or provision in the Electric Mortgage Indenture which cannot be modified, amended or waived without the consent of each holder of affected First Mortgage Bonds.

Puget Sound Energy and the Electric Mortgage Trustee may, without the consent of any holder of First Mortgage Bonds, amend the Electric Mortgage Indenture and the First Mortgage Bonds for certain reasons, including, but not limited to, the following:

•

to evidence the succession of another person to Puget Sound Energy and the assumption by any such successor of Puget Sound Energy’s covenants in the Electric Mortgage Indenture and in the First Mortgage Bonds;

•

to add covenants or other provisions applicable to Puget Sound Energy and for the benefit of the holders of First Mortgage Bonds or one or more specified series thereof or to surrender any right or power conferred on Puget Sound Energy by the Electric Mortgage Indenture;

•

to correct (including to subject to the lien of the Electric Mortgage Indenture inadvertently excluded property and to remove any property that has been inadvertently subjected to the lien of the Electric Mortgage Indenture by the inadvertent inclusion of the description of such property in an exhibit or supplemental indenture to the Electric Mortgage Indenture), amplify, expand or add to the description of the Electric Mortgaged Property, to assure, convey and confirm to the Electric Mortgage Trustee any property subject to or required to be subject to the lien of the Electric Mortgage Indenture or to subject to the lien of the Electric Mortgage Indenture additional property types (including property of persons other than Puget Sound Energy);

•	to specify any additional Electric Mortgage Permitted Liens with respect to that additional property;

•

to add, change or eliminate any provision of the Electric Mortgage Indenture so long as the addition, change or elimination does not adversely affect the interest of holders of First Mortgage Bonds of any series in any material respect;

•	to establish the form or terms of First Mortgage Bonds of any series as contemplated by the Electric Mortgage Indenture;

•	to change any place or places for payment or surrender of First Mortgage Bonds and where notices and demands to Puget Sound Energy may be served;

•	to cure any ambiguity;

•	to comply with any requirement in connection with the qualification of the Electric Mortgage Indenture under the Trust Indenture Act; or

•	comply with the rules of any applicable securities depository

In order to determine whether the holders of the requisite principal amount of the outstanding First Mortgage Bonds have taken an action under the Electric Mortgage Indenture as of a specified date:

•

the principal amount of a Discount Bond that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•

First Mortgage Bonds owned by Puget Sound Energy or any other obligor upon the First Mortgage Bonds or any of Puget Sound Energy’s or any other obligor’s affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Electric Mortgage Event of Default” means any of the following events which shall occur and be continuing:

•

failure to pay interest on a First Mortgage Bond within 45 days after such interest becomes due and payable; provided, however, that no such default shall constitute an “Electric Mortgage Event of Default” if Puget Sound Energy has made a valid extension of the interest payment period with respect to the First Mortgage Bonds of such series, of which such First Mortgage Bond is a part;

•

failure to pay the principal of or premium, if any, on, any First Mortgage Bond after the same becomes due and payable; provided, however, that no such default shall constitute an “Electric Mortgage Event of Default” if Puget Sound Energy has made a valid extension of the maturity of the First Mortgage Bonds of the series of which such First Mortgage Bond is a part;

•

failure to pay a sinking fund installment, if any, on any First Mortgage Bond within 90 days after such sinking fund installment becomes due and payable; provided, however, that no such default shall constitute an “Electric Mortgage Event of Default” if Puget Sound Energy has made a valid extension of the maturity of the First Mortgage Bonds of the series of which such First Mortgage Bond is a part;

•

failure to perform any other covenant or warranty applicable to Puget Sound Energy in the Electric Mortgage Indenture continuing for 90 days after the Electric Mortgage Trustee, or the holders of at least 25% in aggregate principal amount of the First Mortgage Bonds then outstanding, give Puget Sound Energy notice of the default and require Puget Sound Energy to remedy the default, unless the Electric Mortgage Trustee, or the Electric Mortgage Trustee and holders of a principal amount of First Mortgage Bonds not less than the principal amount of First Mortgage Bonds the holders of which gave that notice agree in writing to an extension of the period prior to its expiration; provided, however, that the Electric Mortgage Trustee, or the Electric Mortgage Trustee and the holders of such principal amount of First Mortgage Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by Puget Sound Energy within such period and is being diligently pursued;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of Puget Sound Energy’s Debt (as defined below), whether the Debt exists on the date of execution of the Electric Mortgage Indenture, or shall thereafter be created, if the event of default: (i) is caused by a failure to pay principal after final maturity of the Debt after the expiration of the grace period provided in the Debt (a “Payment Default”), or (ii) results in the acceleration of the Debt prior to its express maturity, and in each case, the principal amount of any of that Debt, together with the principal amount of any other Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200 million or more, provided, however, that if the event of default under that mortgage, indenture or instrument is cured or waived or the acceleration is rescinded or the Debt is repaid, within a period of 20 days from the continuation of that event of default beyond the applicable grace period or the occurrence of the acceleration, as the case may be, the Electric Mortgage Event of Default described in this bullet point shall be automatically cured.

The $200 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2025 by the same percentage increase in the Urban CPI for the period commencing January 1, 2025 and ending on January 1 of the applicable calendar year.

For purposes of this subsection, “Debt” means any debt of Puget Sound Energy for money borrowed and guarantees by Puget Sound Energy of debt for money borrowed but in each case excluding liabilities in respect of Lease Obligations, Swap Agreements or other excluded assets. “Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or Debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Electric Mortgage Trustee deems it to be in the interest of the holders of the First Mortgage Bonds, it may withhold notice of default, except defaults in the payment of principal, premium or interest, or in the payment of any sinking fund installment, with respect to any First Mortgage Bond.

If an Electric Mortgage Event of Default occurs, the Electric Mortgage Trustee or the holders of at least 25% in aggregate principal amount of the First Mortgage Bonds outstanding, considered as one class, may declare all principal (or, if any of the First Mortgage Bonds are Discount Bonds (as such term is defined in the Electric Mortgage Indenture), such portion of the principal amount of such First Mortgage Bonds as may be specified in the terms thereof) immediately due and payable, provided, however, that if an Electric Mortgage Event of Default occurs with respect to certain events of bankruptcy, insolvency or reorganization, then the principal amount (or, if any of the First Mortgage Bonds are Discount Bonds, such portion of the principal amount of such

First Mortgage Bonds as may be specified in the terms thereof) of First Mortgage Bonds outstanding shall be due and payable immediately without further action by the Electric Mortgage Trustee or holders. If the default has been cured and other specified conditions in the Electric Mortgage Indenture have been satisfied before any Electric Mortgaged Property has been sold and before a judgment or decree for payment has been obtained by the Electric Mortgage Trustee as provided in the Electric Mortgage Indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its effect will be deemed to have been rescinded and annulled.

No holder of First Mortgage Bonds will have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee, or for any other remedy under the Electric Mortgage Indenture unless the holder has given the Electric Mortgage Trustee written notice of the Electric Mortgage Event of Default, the holders of at least 25% in aggregate principal amount of the First Mortgage Bonds then outstanding have requested the Electric Mortgage Trustee in writing to institute proceedings with respect to the Electric Mortgage Event of Default in its own name as Electric Mortgage Trustee under the Electric Mortgage Indenture and have offered the Electric Mortgage Trustee reasonable indemnity, acceptable to the Electric Mortgage Trustee, against costs, expenses and liabilities with respect to the request, the Electric Mortgage Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Electric Mortgage Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of First Mortgage Bonds then outstanding.

The Electric Mortgage Trustee is not required to expend or risk its own funds or to incur financial liability in the performance of its obligations under the Electric Mortgage Indenture if it has reasonable grounds for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Electric Mortgage Event of Default has occurred and is continuing, holders of a majority in principal amount of the First Mortgage Bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Electric Mortgage Trustee, or exercising any trust or power conferred upon the Electric Mortgage Trustee.

Discharge

Any First Mortgage Bond, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Electric Mortgage Indenture, and, at Puget Sound Energy’s election, its entire indebtedness in respect of the First Mortgage Bonds will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Electric Mortgage Trustee or any paying agent (other than Puget Sound Energy), in trust of:

•	money (including funded cash not otherwise applied pursuant to the Electric Mortgage Indenture) in an amount which will be sufficient, or

•

in the case of a deposit made prior to the maturity of the First Mortgage Bonds or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Electric Mortgage Trustee or the paying agent, will be sufficient, or

•

a combination of either of the two items described in the two preceding bullet points which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the First Mortgage Bonds or portions thereof.

For purposes of this subsection, “Eligible Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and depositary receipts or other instruments with respect to the obligations or any specific interest or principal payments due in respect thereof.

Transfer and Exchange

Subject to the terms of the Electric Mortgage Indenture, First Mortgage Bonds of any series may be exchanged for other First Mortgage Bonds of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the Electric Mortgage Indenture and the limitations applicable to global securities, First Mortgage Bonds may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the Electric Mortgage Trustee, Puget Sound Energy or the registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

If Puget Sound Energy provides for any redemption of a series of First Mortgage Bonds in a prospectus supplement, Puget Sound Energy will not be required to execute, register the transfer of or exchange any First Mortgage Bond of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any First Mortgage Bond selected for redemption.

Resignation or Removal of Electric Mortgage Trustee

The Electric Mortgage Trustee may resign at any time upon written notice to Puget Sound Energy not less than 60 days prior to the day of effectiveness of the resignation, and the Electric Mortgage Trustee’s resignation will take effect immediately upon the later of the appointment of a successor Electric Mortgage Trustee and such day. The Electric Mortgage Trustee may be removed at any time by written notice delivered to the Electric Mortgage Trustee and signed by the holders of a majority in principal amount of the outstanding First Mortgage Bonds. In addition, under certain circumstances, Puget Sound Energy or the holders of a majority in principal amount of the outstanding First Mortgage Bonds may remove the Electric Mortgage Trustee.

Electric Mortgage Trustee, Paying Agents and Registrars for the First Mortgage Bonds

U.S. Bank Trust Company, National Association is both the Electric Mortgage Trustee under the Electric Mortgage Indenture and the Senior Note Trustee under the Senior Note Indenture. As of the date of this prospectus, U.S. Bank Trust Company, National Association also serves as the Gas Mortgage Trustee under our Gas Mortgage Indenture, the issuing and paying agent for our commercial paper program, and a lender under our credit facility. Puget Sound Energy may change either the paying agent or registrar without prior notice to the holders of the First Mortgage Bonds, and Puget Sound Energy may act as paying agent.

Governing Law

The Electric Mortgage Indenture and the First Mortgage Bonds are governed by, and construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable, provided that the law of the jurisdiction in which the Electric Mortgaged Property consisting of real property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the lien of the Electric Mortgage Indenture or exercise of remedies with respect to, such portion of the Electric Mortgaged Property.

The Gas Mortgage Indenture Bonds

General

The Gas Mortgage Indenture creates a first lien, subject to Gas Mortgage Permitted Liens (as defined below), on substantially all of Puget Sound Energy’s tangible gas utility property, real, personal and mixed, related to the business of manufacturing, processing, liquefying, vaporizing, storing, transporting and distributing gas (whether or not such use is the sole use of such property); provided, however, that if such property is used or intended to be used in connection with the Electric Utility Business, then such property shall not be subject to the lien of the Gas Mortgage Indenture (the “Gas Utility Business”). We refer to property that is subject to the lien of the Gas

Mortgage Indenture as “Gas Mortgaged Property” and property that is excepted from the lien of the Gas Mortgage Indenture as “Gas Excepted Property.”

The Gas Mortgage Indenture provides that after-acquired property (other than after-acquired property qualifying as gas excepted property) will be subject to the lien of the Gas Mortgage Indenture (subject to Gas Mortgage Permitted Liens); provided, however, that in the case of a consolidation or merger (whether or not Puget Sound Energy is the surviving corporation) or the transfer or lease of all or substantially all of the gas utility mortgaged property, the Gas Mortgage Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from Puget Sound Energy in or as a result of that transaction, to the extent not constituting Gas Excepted Property, and improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any part or parts thereof. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, Purchase Money Liens, and, in certain circumstances, liens attaching to the property prior to the recording or filing of an instrument specifically subjecting the property to the lien of the Gas Mortgage Indenture.

The Gas Mortgage Indenture provides that the Gas Mortgage Trustee shall have a lien, prior to the First Mortgage Bonds, on the Gas Mortgaged Property and on all other property and funds held or collected by the Gas Mortgage Trustee, other than property and funds held in trust for the payment of principal, premium, if any, and interest on the First Mortgage Bonds, as security for the payment of the Gas Mortgage Trustee’s reasonable compensation and expenses, and as security for the performance by Puget Sound Energy of its obligation to indemnify the Gas Mortgage Trustee against certain liabilities.

Without the consent of the holders, Puget Sound Energy and the Gas Mortgage Trustee may enter into supplemental indentures in order to subject additional property to the lien of the Gas Mortgage Indenture (including property which would otherwise be Gas Excepted Property). This property would thereupon constitute Gas Property Additions (so long as it would otherwise qualify as Gas Property Additions as described below) and be available as a basis for the issuance of additional First Mortgage Bonds. See “— Issuance of Additional Gas Mortgage Bonds.”

Excepted Property

The Gas Mortgage Indenture constitutes a first lien, subject to Gas Mortgage Permitted Liens, on substantially all of Puget Sound Energy’s tangible gas utility property, real, personal and mixed, related to Puget Sound Energy’s Gas Utility Business except the following Gas Excepted Property (unless otherwise indicated in any applicable prospectus supplement):

•

all assets subject to (i) the lien of the Gas Mortgage Indenture or (ii) any lien or interest in favor of a Governmental Authority or Person granted in connection with indebtedness, grants or other assistance provided by or guaranteed by a Governmental Authority (each, a “Government Interest” and collectively, “Government Interests”);

•

all money, investment property, securities and deposit accounts (as those terms are defined in the Uniform Commercial Code as in effect on the date of execution of the Gas Mortgage Indenture), and all cash on hand or on deposit in banks or other financial institutions, digital assets, cryptocurrencies, shares of stock, interests in limited liability companies, bonds, notes, other evidences of indebtedness and other securities, commodity accounts and policies of insurance on the lives of Puget Sound Energy’s officers and directors, of whatever kind and nature, in each case to the extent not paid or delivered to, deposited with or held by the Gas Mortgage Trustee;

•

all accounts, chattel paper, commercial tort claims, documents, general intangibles (with certain exclusions such as licenses and permits to use the real property of others), instruments, letter-of-credit rights and letters of credit (as those terms are defined in the Uniform Commercial Code) and all contracts, operating agreements and other agreements of whatever kind and nature;

•	all contract rights, bills and notes;

•	all unassignable licenses, unassignable permits and other unassignable operating rights;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by Puget Sound Energy;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances and greenhouse gas allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all easements, licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Gas Mortgaged Property;

•

all fuel, whether or not that fuel is in a form consumable in the operation of the Gas Mortgaged Property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and other facilities, equipment and apparatus used primarily for administrative or clerical purposes;

•	all personal property, the perfection of a security interest in which is not governed by the Uniform Commercial Code;

•

all as-extracted collateral (as such term is defined in the Uniform Commercial Code) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all gas energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by Puget Sound Energy;

•

all rights of the lessor and those claiming by or through interests of the lessor under a lease agreement designating us as lessee and all reversionary right, title and interest of such lessor (or former right, title and interest) of such lessor in and to such property installed, operated or used by Puget Sound Energy pursuant to and under such lease agreement, whether or not such lease agreement is intended as security, except any right, title and interest of Puget Sound Energy to protect Puget Sound Energy’s leasehold interests (e.g., lender subordination, rights of Puget Sound Energy to notice of default, to cure the same and subrogation, or other reasonable rights of collateral preservation in the event of a lessor default);

•

all property, real, personal and mixed, which subsequent to the execution date of the Gas Mortgage Indenture, has been released from the lien of the Gas Mortgage Indenture, and any improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any parts thereof;

•	all property, real, personal and mixed, that is stated in the Gas Mortgage Indenture to not be subject to the lien of the Gas Mortgage Indenture; and

•	all proceeds (as that term is defined in the Uniform Commercial Code) of the foregoing Gas Excepted Property.

If a Gas Mortgage Event of Default (as defined below) occurs under the Gas Mortgage Indenture, certain of the Gas Excepted Property may become subject to the lien of the Gas Mortgage Indenture.

The Gas Mortgage Indenture permits Puget Sound Energy to create or allow to exist certain “Gas Mortgage Permitted Liens,” such as mortgages, deeds of trust, pledges, security interests, leases, reservations, restrictions, charges, encumbrances, or other liens on the Gas Mortgaged Property which rank senior to the lien of the Gas Mortgage Indenture.

“Gas Mortgage Permitted Liens” include:

•	any lien incurred in connection with the Gas Mortgage Indenture;

•

to the extent Puget Sound Energy consolidates with, or merges into, another entity, liens on the assets of such entity (including the proceeds thereof) in existence on the date of the consolidation or merger and securing debt of such entity, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and do not extend to any other Gas Mortgaged Property in existence immediately prior to the consolidation or merger;

•

as to property acquired by Puget Sound Energy after the date of execution of the Gas Mortgage Indenture, liens existing or placed thereon at the time of the acquisition thereof (including the proceeds thereof), provided that the liens do not extend to any other Gas Mortgaged Property;

•	any Government Interest;

•	liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

•

mechanics’, workmen’s, vendors’, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, inchoate liens, other liens incident to construction, liens or privileges of any employees of Puget Sound Energy for salary or wages earned, but not yet payable, and other liens, including, without limitation, liens for workers’ compensation, unemployment insurance and other social security legislation, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•

liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) $10 million to the extent in existence in calendar year 2025; provided, that, with respect to measurement of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the consumer price index for all urban consumers, U.S. City average (the “Urban CPI”) for the period commencing on January 1, 2025 and ending on January 1 of the applicable calendar year and (B) five percent of the principal amount of the First Mortgage Bonds then outstanding or (ii) with respect to which Puget Sound Energy shall (x) in good faith be prosecuting an appeal or other proceeding for review and with respect to which Puget Sound Energy shall have secured a stay of execution, surety and appeal bonds, indemnity, performance or other similar bonds pending the appeal or other proceeding or (y) have the right to prosecute an appeal or other proceeding for review;

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easements, rights-of-way, encumbrances, leases, licenses, reservations, encroachments, restrictions or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Gas Mortgaged Property or any part thereof; provided, however, that the easements, rights-of-way, encumbrances, leases, licenses, reservations, encroachments, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations (A) do not, in the opinion of Puget Sound Energy, materially impair the use by Puget Sound Energy of such Gas Mortgaged Property for the purposes for which it is held by Puget Sound Energy or (B) have been insured over by a lender’s policy of title insurance in favor of the Gas Mortgage Trustee, as mortgagee;

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defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way or other similar rights in favor of Puget Sound Energy or used or to be used by Puget Sound Energy primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) Puget Sound Energy obtains from the apparent owner or owners of the real property a sufficient right, by the terms of the instrument granting the right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which Puget Sound Energy acquired it, (ii) such defects, irregularities, exceptions or limitations are subordinated to the interest of Puget Sound Energy in such real property, (iii) Puget Sound Energy has power under eminent domain or similar statutes to remove the defects, irregularities, exceptions or limitations to the extent such defects, irregularities, exceptions or limitations affect Puget Sound Energy’s interest therein or (iv) the defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense;

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defects, irregularities, exceptions and limitations in title due to flood lands, flooding rights, water rights, claims or title to water, ditch or ditch rights or Indian tribal codes or regulations, or Indian treaty or aboriginal rights, including easements or equitable servitudes;

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liens upon real property or rights in or relating to real property for the purpose of the distribution of electricity or gas, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way, which liens secure or evidence indebtedness or other obligations neither created, assumed nor guaranteed by Puget Sound Energy nor on account of which it customarily pays interest;

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leases, licenses, or occupancy agreements existing at the date of execution of the Gas Mortgage Indenture affecting Gas Mortgaged Property owned by Puget Sound Energy at that time, and renewals and extensions thereof; and leases, licenses, or occupancy agreements affecting that Gas Mortgaged Property entered into after the date of execution of the Gas Mortgage Indenture, or affecting gas mortgaged properties acquired by Puget Sound Energy after that date which, in either case, (i) have terms of not more than 10 years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by Puget Sound Energy of the properties for the purposes for which they are held by Puget Sound Energy;

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liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or other amounts or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of the rent or other amounts or the performance of the other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

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controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of governmental authorities, upon the Gas Mortgaged Property or any part thereof or the operation or use thereof or upon Puget Sound Energy with respect to the Gas Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in governmental authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

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rights which governmental authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase or otherwise acquire, recapture or designate a purchaser of or order the sale of the Gas Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate Puget Sound Energy’s property and business; and any and all obligations of Puget Sound Energy correlative to any of these rights;

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liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable Puget Sound Energy to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers’ compensation, unemployment insurance, social security or any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

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liens on the Gas Mortgaged Property or any part thereof which are granted by Puget Sound Energy to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay, appeal, indemnity, performance or other similar bonds;

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rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by Puget Sound Energy or by others on Puget Sound Energy’s property;

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rights and interests of persons other than Puget Sound Energy arising out of contracts, agreements and other instruments to which Puget Sound Energy is a party and which relate to the common ownership or joint use of property and all liens on the interests of persons other than Puget Sound Energy in property owned or used in common by those persons and Puget Sound Energy if and to the extent that the enforcement of those liens would not adversely affect Puget Sound Energy’s interests in that property in any material respect;

•	any restrictions on transfer or assignment and/or requirements of any assignee to qualify as a permitted transferee or assignee and/or a public utility or public service corporation;

•	any liens (A) which have been bonded over for the full amount in dispute or (B) for the payment of which other adequate security arrangements have been made;

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easements, licenses, permits, ground leases or rights-of-way in, upon, over and/or across Puget Sound Energy’s property or rights-of-way in Puget Sound Energy’s favor for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that the grant does not materially impair the use of the property or rights-of-way for the purposes for which the property or rights-of-way are held by Puget Sound Energy;

•	prepaid liens and Purchase Money Liens (as defined below), as more particularly described in the Gas Mortgage Indenture;

•	any liens to secure performance bids, tenders, trade contracts, performance bonds, statutory obligations, leases or government contracts;

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any liens granted on air or water pollution control, sewage or solid waste disposal, or other similar facilities (other than Gas Funded Property (as defined below)) of Puget Sound Energy in connection with the issuance of pollution control revenue bonds or in connection with financing the cost of, or the construction, acquisition, improvement, repair or maintenance of such facilities;

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any bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Puget Sound Energy arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts;

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any purported liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating to leases of personal property or consignments or similar arrangements entered into in the ordinary course of business;

•	any liens on conservation investment assets as security for obligations incurred in financing or refinancing bondable conservation investments in accordance with the laws of the State of Washington;

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any liens securing Puget Sound Energy’s obligations arising pursuant to that certain Contracting Party’s Agreement dated December 4, 2007 entered into between Puget Sound Energy and Natural Gas Exchange, Inc. as amended and replaced from time to time, solely to the extent the aggregate amount of all obligations thereunder do not exceed $150 million in the aggregate to the extent in existence in calendar year 2025, provided that with respect to measurement of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the Urban CPI for the period commencing on January 1, 2025 and ending on January 1 of the applicable calendar year, and provided that these liens apply only to property or assets of Puget Sound Energy of the type securing such obligations as of the date of execution of the Gas Mortgage Indenture;

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any other liens which are in existence on the date of execution of the Gas Mortgage Indenture and, with respect to liens on Gas Funded Property, the aggregate principal amount thereof does not exceed $50 million;

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any other liens which then outstanding principal amounts do not, in the aggregate, exceed $75 million to the extent in existence in calendar year 2025, provided that with respect to any of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the Urban CPI for the period commencing on January 1, 2025 and ending on January 1 of the applicable calendar year; and

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the lien under the Gas Mortgage Indenture in favor of the Gas Mortgage Trustee with respect to the compensation and other amounts payable by Puget Sound Energy to the Gas Mortgage Trustee in its capacity as Gas Mortgage Trustee.

Issuance of Additional Gas Mortgage Indenture Bonds

Puget Sound Energy may issue First Mortgage Bonds of any series from time to time against Gas Property Additions, Gas Retired Securities (as defined below) and cash deposited with the Gas Mortgage Trustee, in an aggregate principal amount not exceeding:

•	70% of the aggregate of the net amounts of Gas Property Additions which constitute Gas Unfunded Property (each as defined below);

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the aggregate principal amount of previously issued First Mortgage Bonds that have been canceled or that Puget Sound Energy has delivered to the Gas Mortgage Trustee for cancellation or previously issued First Mortgage Bonds deemed to have been paid under the Gas Mortgage Indenture, each of which we refer to as “Gas Retired Securities”; or

•	the amount of cash deposited with the Gas Mortgage Trustee.

Any such additional First Mortgage Bonds either shall be fungible with the original First Mortgage Bonds for U.S. federal income tax purposes or shall be issued under a different CUSIP.

“Gas Property Additions” generally include any item, unit or element of property which is owned by Puget Sound Energy and is subject to the lien of the Gas Mortgage Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property (as included in the definition of “Gas Excepted Property”), or any property, the cost of acquisition or construction of which is properly chargeable to one of Puget Sound Energy’s operating expense accounts at the time of such acquisition or construction, except for any betterments, improvements and additions as further described in the Gas Mortgage Indenture.

The Gas Mortgage Indenture includes limitations on the issuance of First Mortgage Bonds against property subject to liens and upon the increase of the amount of any senior liens on Gas Funded Property.

“Gas Funded Property” generally means Gas Mortgaged Property which has been used as the basis for the issuance of First Mortgage Bonds or as the basis for the release or substitution of Gas Mortgaged Property under the Gas Mortgage Indenture.

“Gas Retired Securities” means, generally, First Mortgage Bonds which are no longer outstanding under the Gas Mortgage Indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of First Mortgage Bonds, the release of property or the withdrawal of cash.

“Gas Unfunded Property” generally means Gas Mortgaged Property which has not previously been used as the basis for the issuance of First Mortgage Bonds (not otherwise retired) or as the basis for the release or substitution of Gas Mortgaged Property.

Release of Gas Mortgaged Property

Puget Sound Energy may release property from the lien of the Gas Mortgage Indenture if it delivers to the Gas Mortgage Trustee cash equal to the Funded Property Basis (as defined below) of the property to be released, less any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. Any of the following or any combination of the following will be applied as a credit against the cash Puget Sound Energy will be required to deliver to the Gas Mortgage Trustee:

•	the aggregate principal amount of obligations secured by a Purchase Money Lien on the property to be released, subject to certain limitations described below;

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an amount equal to the Net Cost or Net Fair Value to Puget Sound Energy (whichever is less) of certified Gas Property Additions constituting Gas Unfunded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the Gas Property Additions were acquired, made or constructed within 90 days before Puget Sound Energy’s request for release);

•

an amount equal to ten-sevenths of the aggregate principal amount of First Mortgage Bonds Puget Sound Energy would be entitled to issue on the basis of retired First Mortgage Bonds (with that entitlement being waived by operation of such release); and

•	an amount equal to ten-sevenths of the aggregate principal amount of First Mortgage Bonds delivered to the Gas Mortgage Trustee.

For purposes of the Gas Mortgage Indenture, the following terms have the following meaning:

•

“Funded Property Basis” generally means the Net Cost of Gas Funded Property or the Net Fair Value to Puget Sound Energy of the Gas Funded Property at the time it became Gas Funded Property, whichever is less.

•

“Net Cost” means, as of the date of calculation, the cost of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the cost of the property.

•

“Net Fair Value” means, as of the date of calculation, the fair value of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the fair value of the property.

•

“Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property to secure all or part of the purchase price of the property or which is granted to one or more other persons in connection with the transfer or release thereof, or granted to or held by a trustee or agent for any such persons, and may include liens which cover property in addition to the property being released and/or which secure additional indebtedness.

Puget Sound Energy will be permitted to release from the lien of the Gas Mortgage Indenture Gas Unfunded Property without depositing any cash with the Gas Mortgage Trustee or providing any other credits if either (i) the lower of the Net Cost or Net Fair Value to Puget Sound Energy of all Gas Unfunded Property (excluding the property to be released), after making certain adjustments, is at least zero, or (ii) the lower of the Net Cost or Net Fair Value to Puget Sound Energy of the Gas Unfunded Property to be released, after making certain adjustments, does not exceed the lower of the Net Cost or Net Fair Value of all property acquired, made or constructed on or after 90 days before Puget Sound Energy’s request, after making certain adjustments. If neither (i) or (ii) in the immediately preceding sentence applies, Puget Sound Energy will be required to deliver a “make-up” amount in cash. Puget Sound Energy may apply as a credit against the cash it will be required to deliver to the Gas Mortgage Trustee any of the items described under the bullet points in this section.

Puget Sound Energy also will be permitted to release in a calendar year property up to the lesser of $10 million (increased yearly by the Urban CPI) or 3% of the aggregate principal amount of First Mortgage Bonds then outstanding without complying with the other release provisions in the Gas Mortgage Indenture. However, if, upon reliance on this release provision, Puget Sound Energy releases Gas Funded Property, Puget Sound Energy is required to deposit with the Gas Mortgage Trustee, by the end of the calendar year, cash equal to 70% of the aggregate Funded Property Basis of the property released, net of certain credits.

The Gas Mortgage Indenture provides simplified procedures for the release of property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Gas Mortgage Trustee.

The provisions described above permitting the release of property (except property taken by eminent domain) will be operable only if no Gas Mortgage Event of Default has occurred and is continuing under the Gas Mortgage Indenture.

Withdrawal of Cash

Unless a Gas Mortgage Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Gas Mortgage Trustee may, generally,

•

be withdrawn by Puget Sound Energy (i) to the extent of an amount equal to the Net Cost or Net Fair Value to Puget Sound Energy (whichever is less) of Gas Property Additions constituting Gas Unfunded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Gas Property Additions were acquired or made within 90 days before Puget Sound Energy’s request for withdrawal) or (ii) in an amount equal to ten-sevenths of the aggregate principal amount of First Mortgage Bonds that Puget Sound Energy would be entitled to issue on the basis of retired First Mortgage Bonds (with the entitlement to that issuance being waived by operation of the withdrawal) or (iii) in an amount equal to ten-sevenths of the aggregate principal amount of any outstanding First Mortgage Bonds delivered to the Gas Mortgage Trustee; or

•

upon Puget Sound Energy’s request, applied to (i) the purchase of First Mortgage Bonds or (ii) the payment (or provision for payment) at stated maturity of any First Mortgage Bonds or the redemption (or provision for redemption) of any First Mortgage Bonds which are redeemable.

Evidence to be Furnished to the Gas Mortgage Trustee Under the Gas Mortgage Indenture

Puget Sound Energy will demonstrate compliance with Gas Mortgage Indenture provisions by providing written statements to the Gas Mortgage Trustee from Puget Sound Energy’s own employees, affiliates or employees of affiliates. For instance, Puget Sound Energy may select a Puget Sound Energy engineer to provide a written statement regarding the value of property being certified or released or a Puget Sound Energy counsel regarding compliance with the Gas Mortgage Indenture generally. In certain major matters, applicable law requires that an accountant, engineer or other expert must be independent. Puget Sound Energy must file a certificate each year with respect to its compliance with the conditions and covenants under the Gas Mortgage Indenture.

Consolidation, Merger, Transfer or Mortgaged Property

Puget Sound Energy may not consolidate with or merge with or into any other Person (as defined below) or convey, or otherwise transfer or lease all or substantially all of its Gas Mortgaged Property to any Person unless:

•

the Person formed by that consolidation or into which Puget Sound Energy is merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Gas Mortgaged Property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

that Person executes and delivers to the Gas Mortgage Trustee a supplemental Gas Mortgage Indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the First Mortgage Bonds then outstanding, contains an assumption by the successor Person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all First Mortgage Bonds then outstanding and the performance and observance of every covenant and condition under the Gas Mortgage Indenture to be performed or observed by Puget Sound Energy;

•

that Person executes and delivers to the Gas Mortgage Trustee a supplemental Gas Mortgage Indenture that contains a grant, conveyance, transfer and mortgage by the successor Person confirming the lien of the Gas Mortgage Indenture on the Gas Mortgaged Property and subjecting to the lien all property (other than Gas Excepted Property) thereafter acquired by the successor Person that shall constitute an improvement, extension or addition to the Gas Mortgaged Property or a renewal, replacement or substitution of or for any part thereof and, at the election of the successor Person, subjecting to the lien of the Gas Mortgage Indenture the other property, real, personal and mixed, then owned or thereafter acquired by the successor Person as the successor Person shall specify in its sole discretion;

•

in the case of a lease, the lease is made expressly subject to termination by Puget Sound Energy at any time during the continuance of a Gas Mortgage Event of Default and by the purchaser of the property so leased at any sale of the property under the Gas Mortgage Indenture, whether under the power of sale conferred by the Gas Mortgage Indenture or pursuant to judicial proceedings;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes Puget Sound Energy’s obligation as a result of the transaction as having been incurred by Puget Sound Energy at the time of the transaction, no default or Gas Mortgage Event of Default shall have occurred and be continuing; and

•

Puget Sound Energy has delivered to the Gas Mortgage Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Gas Mortgage Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between Puget Sound Energy and any of its wholly owned subsidiaries.

Notwithstanding the foregoing, Puget Sound Energy may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing Puget Sound Energy’s jurisdiction of organization or Puget Sound Energy’s form of organization or for the purpose of forming a holding company; provided that the amount of Puget Sound Energy’s indebtedness is not increased; and provided, further, that the successor assumes all of Puget Sound Energy’s obligations under the Gas Mortgage Indenture.

In the case of a conveyance or other transfer of all or substantially all of the Gas Mortgaged Property to any other Person as contemplated under the Gas Mortgage Indenture, upon the satisfaction of all the conditions described above Puget Sound Energy (as Puget Sound Energy would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the Gas Mortgage Indenture and on the First Mortgage Bonds then outstanding unless Puget Sound Energy elects to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection:

•

“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as defined in the Gas Mortgage Indenture).

Limitations on Sale and Lease Back Transactions

Puget Sound Energy may effect any transaction where Puget Sound Energy sells or transfers any Gas Mortgaged Property and takes back a lease of such property if the cost or fair value, whichever is less, of the Gas Mortgaged Property, subject to adjustments, is at least equal to ten-sevenths of the aggregate principal amount of outstanding First Mortgage Bonds.

Additional Covenants

Puget Sound Energy has agreed in the Gas Mortgage Indenture, among other things to:

•	maintain a place of payment for any series of First Mortgage Bonds;

•	maintain its corporate existence (subject to the provisions above relating to mergers and consolidations); and

•	cause the Gas Mortgaged Property to be maintained and kept in good condition, repair and working order and subject to commercially reasonable availability, insured against loss by fire.

Modification of the Gas Mortgage Indenture; Waiver

Puget Sound Energy and the Gas Mortgage Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds of each affected series then outstanding under the Gas Mortgage Indenture, considered as one class, modify or amend the Gas Mortgage Indenture, including the provisions relating to the rights of the holders of First Mortgage Bonds of that series. However, no modification or amendment may, without the consent of each holder of affected First Mortgage Bonds:

•

change the stated maturity of or the principal of, reduce the principal amount or any premium payable on, reduce the interest rate of, or change the method of calculating the interest rate with respect to that First Mortgage Bond;

•	reduce the amount of principal payable upon acceleration of the maturity of that First Mortgage Bond;

•	change the type of consideration (coin, currency or other property) used to pay the principal of, or interest or premium on that First Mortgage Bond;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, that First Mortgage Bond;

•

permit the creation of any lien (not otherwise permitted by the Gas Mortgage Indenture) ranking prior to the lien of the Gas Mortgage Indenture, with respect to all or substantially all of the Gas Mortgaged Property or terminate the lien of the Gas Mortgage Indenture on all or substantially all of the Gas Mortgaged Property or deprive the holders of the First Mortgage Bonds of the benefit of the lien of the Gas Mortgage Indenture;

•	reduce the percentage in principal amount of outstanding First Mortgage Bonds of any series the consent of the holders of which is required for modification or amendment of the Gas Mortgage Indenture;

•

reduce the percentage in principal amount of outstanding First Mortgage Bonds of any series the consent of the holders of which is required for waiver of compliance with certain provisions of the Gas Mortgage Indenture or for waiver of certain defaults;

•	reduce the quorum or voting requirements applicable to holders of the First Mortgage Bonds; or

•	modify the provisions with respect to modification and waiver, except as provided in the Gas Mortgage Indenture.

The holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds of each affected series then outstanding under the Gas Mortgage Indenture, voting as a single class, may waive compliance by Puget Sound Energy with certain provisions of the Gas Mortgage Indenture benefiting holders of First Mortgage Bonds of that series or the applicable First Mortgage Bonds. The holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds of any series outstanding under the Gas Mortgage Indenture may, on behalf of the holders of all of the First Mortgage Bonds of that series, waive any past default under the Gas Mortgage Indenture with respect to that series and its consequences, except defaults in the payment of the principal of or any premium or interest on any First Mortgage Bonds of that series and defaults in respect of a covenant or provision in the Gas Mortgage Indenture which cannot be modified, amended or waived without the consent of each holder of affected First Mortgage Bonds.

Puget Sound Energy and the Gas Mortgage Trustee may, without the consent of any holder of First Mortgage Bonds, amend the Gas Mortgage Indenture and the First Mortgage Bonds for certain reasons, including, but not limited to, the following:

•

to evidence the succession of another person to Puget Sound Energy and the assumption by any such successor of Puget Sound Energy’s covenants in the Gas Mortgage Indenture and in the First Mortgage Bonds;

•

to add covenants or other provisions applicable to Puget Sound Energy and for the benefit of the holders of First Mortgage Bonds or one or more specified series thereof or to surrender any right or power conferred on Puget Sound Energy by the Gas Mortgage Indenture;

•

to correct (including to subject to the lien of the Gas Mortgage Indenture inadvertently excluded property and to remove any property that has been inadvertently subjected to the lien of the Gas Mortgage Indenture by the inadvertent inclusion of the description of such property in an exhibit or supplemental indenture to the Gas Mortgage Indenture), amplify, expand or add to the description of the Gas Mortgaged Property, to assure, convey and confirm to the Gas Mortgage Trustee any property subject to or required to be subject to the lien of the Gas Mortgage Indenture or to subject to the lien of the Gas Mortgage Indenture additional property types (including property of persons other than Puget Sound Energy);

•	to specify any additional Gas Mortgage Permitted Liens with respect to that additional property;

•

to add, change or eliminate any provision of the Gas Mortgage Indenture so long as the addition, change or elimination does not adversely affect the interest of holders of First Mortgage Bonds of any series in any material respect;

•	to establish the form or terms of First Mortgage Bonds of any series as contemplated by the Gas Mortgage Indenture;

•	to change any place or places for payment or surrender of First Mortgage Bonds and where notices and demands to Puget Sound Energy may be served;

•	to cure any ambiguity;

•	to comply with any requirement in connection with the qualification of the Gas Mortgage Indenture under the Trust Indenture Act; or

•	comply with the rules of any applicable securities depository

In order to determine whether the holders of the requisite principal amount of the outstanding First Mortgage Bonds have taken an action under the Gas Mortgage Indenture as of a specified date:

•

the principal amount of a Discount Bond that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•

First Mortgage Bonds owned by Puget Sound Energy or any other obligor upon the First Mortgage Bonds or any of Puget Sound Energy’s or any other obligor’s affiliates will be disregarded and deemed not to be outstanding.

Events of Default

A “Gas Mortgage Event of Default” means any of the following events which shall occur and be continuing:

•

failure to pay interest on a First Mortgage Bond within 45 days after such interest becomes due and payable; provided, however, that no such default shall constitute a “Gas Mortgage Event of Default” if Puget Sound Energy has made a valid extension of the interest payment period with respect to the First Mortgage Bonds of such series, of which such First Mortgage Bond is a part;

•

failure to pay the principal of or premium, if any, on, any First Mortgage Bond after the same becomes due and payable; provided, however, that no such default shall constitute a “Gas Mortgage Event of Default” if Puget Sound Energy has made a valid extension of the maturity of the First Mortgage Bonds of the series of which such First Mortgage Bond is a part;

•

failure to pay a sinking fund installment, if any, on any First Mortgage Bond within 90 days after such sinking fund installment becomes due and payable; provided, however, that no such default shall constitute a “Gas Mortgage Event of Default” if Puget Sound Energy has made a valid extension of the maturity of the First Mortgage Bonds of the series of which such First Mortgage Bond is a part;

•

failure to perform any other covenant or warranty applicable to Puget Sound Energy in the Gas Mortgage Indenture continuing for 90 days after the Gas Mortgage Trustee, or the holders of at least 25% in aggregate principal amount of the First Mortgage Bonds then outstanding, give Puget Sound Energy notice of the default and require Puget Sound Energy to remedy the default, unless the Gas Mortgage Trustee, or the Gas Mortgage Trustee and holders of a principal amount of First Mortgage Bonds not less than the principal amount of First Mortgage Bonds the holders of which gave that notice agree in writing to an extension of the period prior to its expiration; provided, however, that the Gas Mortgage Trustee, or the Gas Mortgage Trustee and the holders of such principal amount of First Mortgage Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by Puget Sound Energy within such period and is being diligently pursued;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of Puget Sound Energy’s Debt (as defined below), whether the Debt exists on the date of execution of the Gas Mortgage Indenture, or shall thereafter be created, if the event of default: (i) is caused by a failure to pay principal after final maturity of the Debt after the expiration of the grace period provided in the Debt (a “Payment Default”), or (ii) results in the acceleration of the Debt prior to its express maturity, and in each case, the principal amount of any of that Debt, together with the principal amount of any other Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200 million or more, provided, however, that if the event of default under that mortgage, indenture or instrument is cured or waived or the acceleration is rescinded or the Debt is repaid, within a period of 20 days from the continuation of that event of default beyond the applicable grace period or the occurrence of the acceleration, as the case may be, the Gas Mortgage Event of Default described in this bullet point shall be automatically cured.

The $200 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2025 by the same percentage increase in the Urban CPI for the period commencing January 1, 2025 and ending on January 1 of the applicable calendar year.

For purposes of this subsection, “Debt” means any debt of Puget Sound Energy for money borrowed and guarantees by Puget Sound Energy of debt for money borrowed but in each case excluding liabilities in respect of Lease Obligations, Swap Agreements or other excluded assets. “Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or Debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Gas Mortgage Trustee deems it to be in the interest of the holders of the First Mortgage Bonds, it may withhold notice of default, except defaults in the payment of principal, premium or interest, or in the payment of any sinking fund installment, with respect to any First Mortgage Bond.

If a Gas Mortgage Event of Default occurs, the Gas Mortgage Trustee or the holders of at least 25% in aggregate principal amount of the First Mortgage Bonds outstanding, considered as one class, may declare all principal (or, if any of the First Mortgage Bonds are Discount Bonds (as such term is defined in the Gas Mortgage Indenture), such portion of the principal amount of such First Mortgage Bonds as may be specified in the terms thereof) immediately due and payable, provided, however, that if a Gas Mortgage Event of Default occurs with respect to certain events of bankruptcy, insolvency or reorganization, then the principal amount (or, if any of the First Mortgage Bonds are Discount Bonds, such portion of the principal amount of such First Mortgage Bonds as may be specified in the terms thereof) of First Mortgage Bonds outstanding shall be due and payable immediately without further action by the Gas Mortgage Trustee or holders. If the default has been cured and other specified conditions in the Gas Mortgage Indenture have been satisfied before any Gas Mortgaged Property has been sold and before a judgment or decree for payment has been obtained by the Gas Mortgage Trustee as provided in the Gas Mortgage Indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its effect will be deemed to have been rescinded and annulled.

No holder of First Mortgage Bonds will have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee, or for any other remedy under the Gas Mortgage Indenture unless the holder has given the Gas Mortgage Trustee written notice of the Gas Mortgage Event of Default, the holders of at least 25% in aggregate principal amount of the First Mortgage Bonds then outstanding have requested the Gas Mortgage Trustee in writing to institute proceedings with respect to the Gas Mortgage Event of Default in its own name as Gas Mortgage Trustee under the Gas Mortgage Indenture and have offered the Gas Mortgage Trustee reasonable indemnity, acceptable to the Gas Mortgage Trustee, against costs, expenses and liabilities with respect to the request, the Gas Mortgage Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Gas Mortgage Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of First Mortgage Bonds then outstanding.

The Gas Mortgage Trustee is not required to expend or risk its own funds or to incur financial liability in the performance of its obligations under the Gas Mortgage Indenture if it has reasonable grounds for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If a Gas Mortgage Event of Default has occurred and is continuing, holders of a majority in principal amount of the First Mortgage Bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Gas Mortgage Trustee, or exercising any trust or power conferred upon the Gas Mortgage Trustee.

Discharge

Any First Mortgage Bond, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Gas Mortgage Indenture, and, at Puget Sound Energy’s election, its entire indebtedness in respect of the First Mortgage Bonds will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Gas Mortgage Trustee or any paying agent (other than Puget Sound Energy), in trust of:

•	money (including funded cash not otherwise applied pursuant to the Gas Mortgage Indenture) in an amount which will be sufficient, or

•

in the case of a deposit made prior to the maturity of the First Mortgage Bonds or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Gas Mortgage Trustee or the paying agent, will be sufficient, or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the First Mortgage Bonds or portions thereof.

For purposes of this subsection, “Eligible Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and depositary receipts or other instruments with respect to the obligations or any specific interest or principal payments due in respect thereof.

Transfer and Exchange

Subject to the terms of the Gas Mortgage Indenture, First Mortgage Bonds of any series may be exchanged for other First Mortgage Bonds of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the Gas Mortgage Indenture and the limitations applicable to global securities, First Mortgage Bonds may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the Gas Mortgage Trustee, Puget Sound Energy or the registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

If Puget Sound Energy provides for any redemption of a series of First Mortgage Bonds in a prospectus supplement, Puget Sound Energy will not be required to execute, register the transfer of or exchange any First Mortgage Bond of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any First Mortgage Bond selected for redemption.

Resignation or Removal of Gas Mortgage Trustee

The Gas Mortgage Trustee may resign at any time upon written notice to Puget Sound Energy not less than 60 days prior to the day of effectiveness of the resignation, and the Gas Mortgage Trustee’s resignation will take effect immediately upon the later of the appointment of a successor Gas Mortgage Trustee and such day. The Gas Mortgage Trustee may be removed at any time by written notice delivered to the Gas Mortgage Trustee and signed by the holders of a majority in principal amount of the outstanding First Mortgage Bonds. In addition, under certain circumstances, Puget Sound Energy or the holders of a majority in principal amount of the outstanding First Mortgage Bonds may remove the Gas Mortgage Trustee.

Gas Mortgage Trustee, Paying Agents and Registrars for the First Mortgage Bonds

U.S. Bank Trust Company, National Association is both the Gas Mortgage Trustee under the Gas Mortgage Indenture and the Senior Note Trustee under the Senior Note Indenture. As of the date of this prospectus, U.S. Bank Trust Company, National Association also serves as the Electric Mortgage Trustee under our Electric Mortgage Indenture, the issuing and paying agent for our commercial paper program, and a lender under our credit facility. Puget Sound Energy may change either the paying agent or registrar without prior notice to the holders of the First Mortgage Bonds, and Puget Sound Energy may act as paying agent.

Governing Law

The Gas Mortgage Indenture and the First Mortgage Bonds are governed by, and construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable, provided that the law of the jurisdiction in which the Gas Mortgaged Property consisting of real property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the lien of the Gas Mortgage Indenture or exercise of remedies with respect to, such portion of the Gas Mortgaged Property.

PLAN OF DISTRIBUTION

Puget Sound Energy may sell the Senior Notes:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods.

The prospectus supplement with respect to any Senior Notes will set forth the terms of the related offering, including:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the Senior Notes and the proceeds to Puget Sound Energy from their sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents;

•	any delayed delivery arrangements; and

•	any securities exchange on which the Senior Notes may be listed.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, they will acquire the Senior Notes for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Senior Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the Senior Notes will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered Senior Notes if any are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the Senior Notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the Senior Notes sold for their account may be reclaimed by the syndicate if the Senior Notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Senior Notes, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are utilized in the sale of Senior Notes, Puget Sound Energy will sell the Senior Notes to the dealers as principals. The dealers may then resell the Senior Notes to the public at varying prices to be determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

The Senior Notes may be sold directly by Puget Sound Energy or through agents designated by Puget Sound Energy from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

The Senior Notes may be sold directly by Puget Sound Energy to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of these sales will be described in the related prospectus supplement.

Delayed Delivery Contracts

If indicated in the prospectus supplement, Puget Sound Energy may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Senior Notes from Puget Sound Energy at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Agents, dealers and underwriters may be entitled under agreements with Puget Sound Energy to indemnification by Puget Sound Energy against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of liabilities under the Securities Act. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Puget Sound Energy and its affiliates in the ordinary course of business.

The Senior Notes may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the Senior Notes.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 23B.08.500 through 23B.08.603 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article 8 of Puget Sound Energy’s amended and restated articles of incorporation and Article VII of Puget Sound Energy’s amended and restated bylaws, as amended, provide for indemnification of Puget Sound Energy’s directors and officers to the maximum extent permitted by Washington law, except for (i) acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law by the person, (ii) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA, or (iii) any transaction with respect to which it was finally adjudged that the person received a benefit in money, property, or services to which such person was not legally entitled.

Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of Puget Sound Energy’s amended and restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Sound Energy and its shareholders.

Officers and directors of Puget Sound Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreements, which will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, may contain provisions whereby the underwriters agree to indemnify Puget Sound Energy, its directors and certain officers and other persons, and are incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OPINIONS

Opinions as to the legality of certain of the Senior Notes will be rendered for Puget Sound Energy by Perkins Coie LLP, Seattle, Washington. Certain legal matters with respect to the Senior Notes will be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Puget Sound Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission fees	$	†
Listing fees		*
Printing fees		*
Trustee fees (including counsel fees)		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Rating agency fees		*
Independent registered public accounting firm fees		*
Miscellaneous		*
Total	$	*

†	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) of the Securities Act.
*

To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated herein by reference, or reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.603 of the WBCA authorize a court to award, or a corporation to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article 8 of Puget Sound Energy’s amended and restated articles of incorporation and Article VII of Puget Sound Energy’s amended and restated bylaws, as amended, provide for indemnification of Puget Sound Energy’s directors and officers to the maximum extent permitted by Washington law, except for (i) acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law by the person, (ii) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA, or (iii) any transaction with respect to which it was finally adjudged that the person received a benefit in money, property, or services to which such person was not legally entitled.

Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of Puget Sound Energy’s amended and restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to Puget Sound Energy and its shareholders.

Officers and directors of Puget Sound Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged “wrongful acts,” including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

The underwriting agreements, which will be filed or incorporated by reference as Exhibit 1.1 hereto, may contain provisions whereby the underwriters agree to indemnify Puget Sound Energy, its directors and certain officers and other persons, which provisions are incorporated herein by reference.

Item 16.	Exhibits.

Exhibit No.	Title

1.1*	Form of Underwriting Agreement with respect to the Senior Notes.

4.1	Indenture between Puget Sound Energy, Inc. and U.S. Bank National Association (as successor to State Street Bank and Trust Company) defining the rights of the holders of Puget Sound Energy’s senior notes (incorporated herein by reference to Exhibit 4-a to Puget Sound Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393).

4.2	Form of Senior Note (contained in Exhibit D of the indenture referenced as Exhibit 4.1).

4.3	First, Second, Third, Fourth and Fifth Supplemental Indentures defining the rights of the holders of Puget Sound Energy, Inc.’s Senior Notes (incorporated herein by reference to Exhibit 4-b to Puget Sound Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Commission File No. 1-4393; Exhibit 4.26 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated March 4, 1999, Commission File No. 1-4393; Exhibit 4.1 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated November 2, 2000, Commission File No. 1-4393; and Exhibit 4.1 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated May 28, 2003, Commission File No. 1-4393; and Exhibit 4.1 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated May 23, 2018, Commission File No. 1-4393).

4.4	Sixth Supplemental Indenture, dated December 16, 2025, to that certain Indenture dated as of December 1, 1997, between Puget Sound Energy, Inc. and U.S. Bank Trust Company, National Association (incorporated herein by reference to Exhibit 4.5 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated December 16, 2025, Commission File No.1-4393).

4.5	Indenture of Mortgage - Electric, dated as of November 13, 2025, between Puget Sound Energy, Inc. and U.S. Bank Trust Company, National Association (incorporated herein by reference to Exhibit 4.1 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated December 16, 2025, Commission File No.1-4393).

4.6	First Supplemental Indenture, dated as of December 16, 2025, to Indenture of Mortgage - Electric, dated as of November 13, 2025, between Puget Sound Energy, Inc. and U.S. Bank Trust Company, National Association (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated December 16, 2025, Commission File No.1-4393).

4.7	Indenture of Mortgage - Gas, dated as of November 13, 2025, between Puget Sound Energy, Inc. and U.S. Bank Trust Company, National Association (incorporated herein by reference to Exhibit 4.3 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated December 16, 2025, Commission File No.1-4393).

4.8	First Supplemental Indenture, dated as of December 16, 2025, to Indenture of Mortgage - Gas, dated as of November 13, 2025, between Puget Sound Energy, Inc. and U.S. Bank Trust Company, National Association (incorporated herein by reference to Exhibit 4.4 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated December 16, 2025, Commission File No.1-4393).

4.9	Unsecured Debt Indenture, dated as of May 18, 2001, between Puget Sound Energy, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One Trust Company, N.A.) defining the rights of the holders of Puget Sound Energy, Inc.’s unsecured debentures (incorporated herein by reference to Exhibit 4.3 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated May 18, 2001, Commission File No. 1-4393).

4.10	Second Supplemental Indenture to the Unsecured Debt Indenture, dated June 1, 2007, between Puget Sound Energy, Inc. and The Bank of New York Mellon Trust Company, N.A. defining the rights of Puget Sound Energy, Inc.’s Series A Enhanced Junior Subordinated Notes due June 1, 2067 (incorporated herein by reference to Exhibit 4.1 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated May 30, 2007, Commission File No. 1-4393).

Exhibit No.	Title

4.11	Third Supplemental Indenture to the Unsecured Debt Indenture, dated March 19, 2018, between Puget Sound Energy, Inc. and The Bank of New York Mellon Trust Company, N.A. defining the rights of Puget Sound Energy’s Series A Enhanced Junior Subordinated Notes due June 1, 2067 (incorporated herein by reference to Exhibit 4.1 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated March 26, 2018, Commission File No. 1-4393).

4.12	Form of Replacement Capital Covenant of Puget Sound Energy, Inc. (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated May 30, 2007, Commission File No. 1-4393).

4.13	Trust Indenture, dated as of May 1, 2013, by and between the City of Forsyth, Rosebud County, Montana and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Puget Sound Energy’s Current Report on Form 8-K, dated May 30, 2013, Commission File No. 1-04393).

4.14	Loan Agreement, dated as of May 1, 2013, between Puget Sound Energy, Inc. and the City of Forsyth, Rosebud County, Montana (incorporated herein by reference to Exhibit 4.2 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated May 30, 2013, Commission File No. 1-04393).

4.15	Pledge Agreement, dated as of May 1, 2013, between Puget Sound Energy, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to Puget Sound Energy, Inc.’s Current Report on Form 8-K, dated May 30, 2013, Commission File No. 1-04393).

5.1†	Opinion of Perkins Coie LLP regarding the legality of the senior notes to be offered by Puget Sound Energy, Inc.

23.1†	Consent of Perkins Coie LLP (contained in opinion referenced as Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP.

24.1†	Powers of attorney (incorporated by reference to signature page to Puget Sound Energy, Inc.’s Registration Statement on Form S-3, File No. 333-289101, filed with the SEC on July 30, 2025).

24.2**	Powers of attorney (contained on signature page).

25.1†	Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association to act as Trustee regarding senior notes of Puget Sound Energy, Inc.

107†	Filing Fee Table.

*

To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering

**	Filed herewith.
†	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on February 19, 2026.

PUGET SOUND ENERGY, INC.

By:	/s/ Jamie Martin
Name:	Jamie Martin
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Mary E. Kipp, Jamie Martin, Stacy Smith, Cara Peterman, Samuel Osborne, and Lorna Luebbe, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on February 19, 2026.

Signature	Title

/s/ Mary E. Kipp Mary E. Kipp	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jamie Martin Jamie Martin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Stacy Smith Stacy Smith	Controller and Principal Accounting Officer (Principal Accounting Officer)

* Jerry Divoky	Director

/s/ Adam Friedrichsen Adam Friedrichsen	Director

* Christine Gregoire	Director

Signature	Title

* Julia Hamm	Director

* Grant Hodgkins	Director

* Tom King	Director

/s/ Paul McMillan Paul McMillan	Director

* Chris Parker	Director

* Diana Birkett Rakow	Director

* Aaron Rubin	Director

/s/ Bertrand Valdman Bertrand Valdman	Director

* Steven Zucchet	Director

*By:	/s/ Jamie Martin
Jamie Martin, Attorney-in-Fact